As filed with the Securities and Exchange Commission on July 20, 2023
Registration No. 333-271343
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
to
FORM F-1
on FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Pagaya Technologies Ltd.
(Exact name of registrant as specified in its charter)

State of Israel	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
Azrieli Sarona Bldg, 54th Floor
121 Derech Menachem Begin
Tel-Aviv 6701203, Israel
+972 (3) 715 0920
(Address and telephone number of Registrant’s principal executive offices)
Pagaya US Holding Company LLC
90 Park Ave
New York, NY 10016
646-710-7714
(Name, address and telephone number of agent for service)
Copies to:

John T. McKenna Rupa Briggs Natalie Y. Karam Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Aaron M. Lampert Danny Dilbary Goldfarb Gross Seligman & Co. 1 Azrieli Center, Round Building Tel-Aviv 6701101, Israel Tel: 972-3-607-4444	Eric Watson Pagaya Technologies Ltd. Azrieli Sarona Bldg, 54th Floor 121 Derech Menachem Begin Tel-Aviv 6701203, Israel Tel: 972 (3) 715 0920
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
On April 20, 2023, the registrant filed a Registration Statement on Form F-1 (Registration No. 333- 271343), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 3, 2023 (the “Registration Statement”).
This Post-Effective Amendment No. 1 to Form F-1 on Form F-3 (“Post-Effective Amendment No. 1”) is being filed by Pagaya Technologies Ltd. to convert the Registration Statement into a registration statement on Form F-3.
No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. Neither we nor the selling securityholders may sell or distribute the securities described herein until the post-effective amendment to the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy the securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED July 20, 2023
PRELIMINARY PROSPECTUS
Pagaya Technologies Ltd.
Up to 18,191,062 Class A Ordinary Shares Offered by the Selling Securityholders
This prospectus relates to the offer and sale, from time to time, by the selling securityholders identified in this prospectus (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”), or their permitted transferees, of up to 18,191,062 shares (the “Shares”) of our Class A Ordinary Shares, no par value (the “Class A Ordinary Shares”). The Shares were issued to the Selling Securityholders as consideration in connection with the acquisition (the “Darwin Acquisition”) of Darwin Homes, Inc., a Delaware corporation (“Darwin”), on January 5, 2023, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of November 15, 2022, by and among Pagaya Technologies Ltd., a company organized under the laws of the State of Israel, Darwin, DH Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Pagaya, and Shareholder Representative Services LLC, a Colorado limited liability company, acting solely in its capacity as the representative, agent and attorney-in-fact of the stockholders of Darwin.
We will not receive any proceeds from the sale of the Shares by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of the Shares pursuant to this prospectus.
Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the securities. The Selling Securityholders may offer and sell the securities covered by this prospectus in a number of different ways and at varying prices. We provide more information in the section entitled “Plan of Distribution.”
We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.
Our Class A Ordinary Shares and public warrants are traded on The Nasdaq Capital Market (“Nasdaq”) under the symbols “PGY” and “PGYWW,” respectively. On July 19, 2023, the closing price of our Class A Ordinary Shares was $2.18 per share, and the closing price of our public warrants was $0.3668 per warrant.
We are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws, and, as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings. See the sections titled “Summary of the Prospectus—Emerging Growth Company Status” and “Summary of the Prospectus—Foreign Private Issuer Exemptions” for additional information.
Investing in our securities involves risks. See “Risk Factors” in our most recent annual report on Form 20-F, and any updates to those risk factors in our reports of foreign private issuer on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, and under similar headings in any amendment or supplements to this prospectus.
None of the U.S. Securities and Exchange Commission, the Israel Securities Authority or any state securities commission has approved or disapproved of the securities or determined if this prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The date of this prospectus is          , 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The Selling Securityholders may use the shelf registration statement to sell up to an aggregate of 18,191,062 Class A Ordinary Shares from time to time through any means described in the section entitled “Plan of Distribution.” More specific terms of any securities that the Selling Securityholders offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the Class A Ordinary Shares being offered and the terms of the offering.
A prospectus supplement may also add, update or change information included in or incorporated by reference into this prospectus. Any statement contained in or incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, including information incorporated herein or in any applicable prospectus supplement or any related free writing prospectus. See “Where You Can Find More Information” and “Information Incorporated by Reference.”
Neither we nor the Selling Securityholders have authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus we have prepared. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in or incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date on the front of that document only incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered (or pending registration) under applicable intellectual property laws. This prospectus contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks, trade names and service marks. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Pagaya,” “the Company,” “we,” “us” and “our” refer to Pagaya Technologies Ltd., a company organized under the laws of the State of Israel, together with its subsidiaries.

MARKET PRICE INFORMATION
Our Class A Ordinary Shares and public warrants are currently listed on Nasdaq under the symbols “PGY” and “PGYWW,” respectively.
As of July 19, 2023, the most recent practicable date prior to the date of this prospectus, the closing price for each Class A Ordinary Share and public warrant was $2.18 and $0.3668, respectively.
Holders of our securities should obtain current market quotations for their securities. The market price of our securities could vary at any time.

SELECTED DEFINITIONS
“Assignment, Assumption and Amendment Agreement” refers to the Assignment, Assumption and Amendment Agreement, dated as of June 22, 2022, by and among EJFA and Continental, pursuant to which EJFA assigned all of its rights, title and interest in the EJFA Warrant Agreement to Pagaya.
“Capital Restructuring” refers to, collectively, the Reclassification, the Preferred Share Conversion and the Stock Split as part of the EJFA Merger.
“Class A Ordinary Shares” refers to the Class A ordinary shares, no par value, of Pagaya, following the Capital Restructuring, which carry voting rights of one vote per share of Pagaya.
“Class B Ordinary Shares” refers to the Class B ordinary shares, no par value, of Pagaya, following the Capital Restructuring, which carry voting rights in the form of 10 votes per share of Pagaya.
“Code” refers to the U.S. Internal Revenue Code of 1986, as amended.
“Companies Law” refers to the Israeli Companies Law, 5759-1999, as amended, and the regulations promulgated thereunder.
“Continental” refers to Continental Stock Transfer & Trust Company, the transfer agent, warrant agent and trustee of Pagaya.
“Darwin” refers to Darwin Homes, Inc., a Delaware corporation.
“Darwin Acquisition” refers to the acquisition of Darwin on January 5, 2023, pursuant to the Merger Agreement.
“Darwin Registration Rights Agreement” refers to that certain Registration Rights Agreement, dated as of January 5, 2023, by and among Pagaya Technologies Ltd. and the Shareholders of Darwin.
“EJF Investor” refers to EJF Debt Opportunities Master Fund, LP, a Delaware limited liability company, an affiliate of EJFA.
“EJF Subscription Agreement” refers to that certain Subscription Agreement, dated as of September 15, 2021, by and between Pagaya and the EJF Investor, providing for the purchase by the EJF Investor at the consummation of the EJFA Merger of up to 20 million Class A Ordinary Shares at a price per share of $10.00, for an aggregate purchase price of up to $200 million.
“EJFA” refers to EJF Acquisition Corp., a Cayman Islands exempted company.
“EJFA Merger” refers to the merger of Rigel Merger Sub Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of Pagaya, with and into EJFA, as contemplated by the EJFA Merger Agreement.
“EJFA Merger Agreement” refers to that certain Agreement and Plan of Merger, dated as of September 15, 2021, by and among EJFA, Pagaya and Rigel Merger Sub Inc., a Cayman Islands exempted company and a wholly-owned subsidiary of Pagaya .
“EJFA Private Placement Warrants” refers to the 5,166,667 private placement warrants of EJFA entitling the holder to purchase one class A ordinary share, par value $0.0001 per share, of EJFA per warrant.
“EJFA Public Warrants” refers to the 9,583,333 public warrants of EJFA entitling the holder to purchase one class A ordinary share, par value $0.0001 per share, of EJFA per warrant.
“EJFA Warrant Agreement” refers to the Warrant Agreement, dated as of February 24, 2021, between EJFA and Continental.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.
“Financing Vehicles” refers to (i) funds managed or advised by Pagaya or one of its affiliates, (ii) securitization vehicles sponsored or administered by Pagaya or one of its affiliates and (iii) other similar vehicles.
“Founders” refers to the three founders of Pagaya (including any trusts the beneficiary of which is a founder of Pagaya and to the extent that a founder of Pagaya has the right to vote the shares held by such trust).
“Israeli Securities Law” refers to the Israeli Securities Law, 5728-1968, as amended, and the regulations promulgated thereunder.
“ITA” refers to the Israel Tax Authority.
“ITO” refers to the Israeli Income Tax Ordinance [New Version], 5721-1961, and the regulations, rules and orders promulgated thereunder, as amended.
“Merger Agreement” refers to that certain Agreement and Plan of Merger, dated as of November 15, 2022, by and among Pagaya, Darwin, DH Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Pagaya, and Shareholder Representative Services LLC, a Colorado limited liability company, acting solely in its capacity as the representative, agent and attorney-in-fact of the stockholders of Darwin.
“Nasdaq” refers to The Nasdaq Capital Market.
“Pagaya” refers to Pagaya Technologies Ltd., together with its consolidated subsidiaries as a consolidated entity, a company organized under the laws of the State of Israel.
“Pagaya A&R Articles” refers to the Amended and Restated Articles of Association of Pagaya, adopted on May 24, 2023.
“Pagaya Board” refers to the board of directors of Pagaya.
“Pagaya Ordinary Shares” refers to the ordinary shares, NIS 0.01 each, of Pagaya, prior to the Capital Restructuring, provided, however, that after the Preferred Share Conversion and Reclassification, every reference to Pagaya Ordinary Shares shall be to the Class A Ordinary Shares and Class B Ordinary Shares, collectively.
“Partners” refers to financial institutions including, among others, banks, peer-to-peer lending networks, online marketplaces, non-bank finance companies, fintechs, financing intermediaries, consumer product companies, brokers, agents and credit unions that have entered into arrangements to utilize Pagaya’s AI technology and network to assist them in creating and originating credit and other assets that may be acquired by a Financing Vehicle.
“Permitted Class B Owner” refers to a Founder or any person or entity that, through contract, proxy or operation of law, has irrevocably delegated the sole and exclusive right to vote the Class B Ordinary Shares held by such person or entity to a Founder.
“PFIC” refers to a passive foreign investment company.
“PIPE Investment” refers to the investment by the EJF Investor and by those certain other PIPE Investors pursuant to the Subscription Agreements.
“PIPE Investors” refers to the EJF Investor and those certain other investors participating in the PIPE Investment pursuant to the Subscription Agreements.
“Preferred Share Conversion” refers to the conversion of the outstanding Class A, Class A-1, Class B, Class C, Class D and Class E preferred shares of Pagaya into Pagaya Ordinary Shares in accordance with the EJFA Merger Agreement.
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“private placement warrants” refers to the outstanding and unexercised warrants to purchase Class A Ordinary Shares issued by private placement, including those issued and exchanged for the EJFA Private Placement Warrants in connection with the EJFA Merger.
“public warrants” refers to the outstanding and unexercised warrants to purchase Class A Ordinary Shares issued to holders of EJFA Public Warrants in connection with the EJFA Merger.
“Reclassification” refers to the reclassification of each Pagaya Ordinary Share that was outstanding immediately following the Preferred Share Conversion (and for the avoidance of doubt, any warrant, right or other security convertible into or exchangeable or exercisable therefor, including each Pagaya Ordinary Share underlying any outstanding and unexercised option to purchase Pagaya Ordinary Shares issued pursuant to the equity incentive plans of Pagaya, whether or not then vested or fully exercisable), into one Class A Ordinary Share or one Class B Ordinary Share, as applicable, as set forth in the EJFA Merger Agreement.
“SEC” refers to the U.S. Securities and Exchange Commission.
“Securities Act” refers to the U.S. Securities Act of 1933, as amended.
“Selling Securityholders” refers to the selling securityholders identified in this prospectus.
“Series A Preferred Shares” refers to the series A preferred shares, no par value, of Pagaya.
“Stock Split” refers to the stock split of the Pagaya Ordinary Shares into a number of Pagaya Ordinary Shares calculated in accordance with the terms of the EJFA Merger Agreement such that each Pagaya Ordinary Share will have a value of $10.00 per share immediately following the Capital Restructuring on the basis of the Company Value (as defined in the EJFA Merger Agreement) set out in the EJFA Merger Agreement.
“Subscription Agreements” refers to the EJF Subscription Agreement and the other subscription agreements entered into by the PIPE Investors, the form of which is incorporated herein by reference to Exhibit 10.8 of Pagaya’s Registration Statement on Form F-4 filed with the SEC on April 7, 2022.
“Treasury Regulations” refers to the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.
“United States” or “U.S.” refers to the United States of America, including the states, the District of Columbia and its territories and possessions.
“U.S. GAAP” refers to the U.S. generally accepted accounting principles.
“U.S. Holder” refers to any beneficial owner of Pagaya securities, that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•an estate whose income is subject to U.S. federal income taxation regardless of its source; or
•a trust if (i) a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions, or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
“Warrant Agreement” refers to the EJFA Warrant Agreement, as assigned, assumed and amended by the Assignment, Assumption and Amendment Agreement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS; MARKET, RANKING AND OTHER INDUSTRY DATA
This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The Private Securities Litigation Reform Act of 1995, or the PSLRA, provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.
Pagaya desires to take advantage of the safe harbor provisions of the PSLRA and is including this cautionary statement in connection with this safe harbor legislation. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those implied in those statements. Important factors that could cause such differences include, but are not limited to:
•the ability to implement business plans and other expectations;
•the impact of the continuation of or changes in the short-term and long-term interest rate environment;
•difficult market or political conditions in which we compete;
•the availability and cost of capital for our network;
•our ability to develop and maintain a diverse and robust funding network;
•our uncertain future prospects and rate of growth due to our relatively limited operating history;
•the performance of our AI technology to meet return expectations of asset investors in the funds managed or advised by Pagaya or one of its affiliates, securitization vehicles sponsored or administered by Pagaya or one of its affiliates and other similar vehicles (together the “Financing Vehicles”);
•our ability to improve, operate and implement our AI technology, including as we expand into new asset classes;
•competition in attracting and onboarding new financial institutions including, among others, banks, peer-to-peer lending networks, online marketplaces, non-bank finance companies, fintechs, financing intermediaries, consumer product companies, brokers, agents and credit unions that have entered into arrangements to utilize Pagaya’s AI technology and network to assist them in creating and originating credit and other assets that may be acquired by a Financing Vehicle (“Partners”) and raising capital from asset investors through Financing Vehicles given the current limited number of Partners that account for a substantial portion of the total number of the financial products facilitated with the assistance of our AI technology;
•anticipated benefits and savings from our recently announced reduction in workforce;
•potential difficulties in retaining our current management team and other key employees and independent contractors, including highly-skilled technical experts;

•our estimates of our future financial performance;
•changes in the political, legal and regulatory framework for AI technology, machine learning; financial institutions and consumer protection;
•the impact of health epidemics, including the ongoing COVID-19 pandemic;
•our ability to realize the potential benefits of past or future acquisitions;
•conditions related to our operations in Israel;
•risks related to data, security and privacy;
•changes to accounting principles and guidelines;
•our ability to develop and maintain effective internal controls;
•potential litigation or conflicts relating to the Company’s merger with EJF Acquisition Corporation;
•the ability to maintain the listing of our securities on Nasdaq;
•the price of our securities has been and may continue to be volatile;
•unexpected costs or expenses;
•future issuances, sales or resales of our Class A Ordinary Shares;
•an active public trading market for our Class A Ordinary Shares may not be sustained; and
•the other matters described in the section titled “Risk Factors” in our most recent annual report on Form 20-F.
We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this prospectus. We undertake no obligation to revise forward-looking statements to reflect future events, changes in circumstances or changes in beliefs except to the extent required by law. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information.”
Market, ranking and industry data used throughout this prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of our management, which in turn are based upon our management’s review of internal surveys, independent industry surveys and publications and other third-party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in our most recent annual report on Form 20-F, and any updates to those risk factors in our reports of foreign private issuer on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, and under similar headings in any amendment or supplement to this prospectus.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you. You should carefully read this entire prospectus and the other documents referred to in this prospectus, including the information presented under the section titled “Cautionary Statement Regarding Forward Looking Statements” in this prospectus and “Risk Factors” in our most recent annual report on Form 20-F before making an investment decision. The definition of some of the terms used in this prospectus are set forth under the section “Selected Definitions.” For additional information, see the section of this prospectus entitled “Where You Can Find More Information.” Each item in this summary refers to the page of this prospectus on which that subject is discussed in more detail.
Overview
Pagaya makes life-changing financial products and services available to more people.
We have built, and we are continuing to scale, a leading AI and data network for the benefit of financial services and other service providers, their customers, and investors. Services providers integrated in our network, which we refer to as our ‘‘Partners,’’ range from high-growth financial technology companies to incumbent banks and financial institutions. Partners benefit from our network to extend financial products to their customers, in turn helping those customers fulfill their financial needs. These assets originated by Partners with the assistance of Pagaya’s AI technology are eligible to be acquired by Financing Vehicles.
In recent years, investments in digitization have improved the front-end delivery of financial products, upgrading customer experience and convenience. Notwithstanding these advances, we believe underlying approaches to the determination of creditworthiness for financial products are often outdated and overly manual. In our experience, providers of financial services tend to utilize a limited number of factors to make decisions, operate with siloed technology infrastructure and have data limited to their own experience. As a result, we believe financial services providers approve a smaller proportion of their application volume than is possible with the benefit of modern technology, such as our AI technology and data network.
At our core, we are a technology company that deploys sophisticated data science, machine learning and AI technology to drive better results across the financial ecosystem. We believe our solution drives a “win-win-win” for Partners, their customers and potential customers, and investors. First, by utilizing our network, Partners receive direct benefits from our network by approving a greater share of customer applications, which we believe drives superior revenue growth, enhanced brand affinity, opportunities to promote other financial products and decreased unit-level customer acquisition costs. Partners realize these benefits with limited incremental risk or funding requirements. Second, Partners’ customers benefit from enhanced and more convenient access to financial products. Third, investors benefit through gaining exposure to these assets originated by Partners with the assistance of our AI technology and acquired by the Financing Vehicles through our network.
Corporate Information
We were incorporated on March 20, 2016 and are organized under the laws of the State of Israel. We are registered with the Israeli Registrar of Companies. Our registration number is 51-542127-9. The mailing address of our principal executive office is Azrieli Sarona Bldg, 54th Floor, 121 Derech Menachem Begin, Tel-Aviv, 6701203, Israel and our phone number is +972 (3) 715 0920. Our website is www.pagaya.com. The information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. Our agent for service of process in the U.S. is Pagaya US Holding Company LLC, located at 90 Park Ave, New York, NY 10016, and its telephone number is 646-710-7714.
Emerging Growth Company Status
We qualify as an “emerging growth company,” as defined in Section 2(a) of the U.S. Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “ Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”)) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with certain other public companies difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of June 22, 2022, (b) in which we have an annual total gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary equity that is held by non-affiliates exceeds $700 million as of the last business day of the second fiscal quarter of such fiscal year; and (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Foreign Private Issuer Exemptions
We report as a “foreign private issuer” under U.S. Securities and Exchange Commission rules. Consequently, we are subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. As a result, we are not required to file our annual report on Form 20-F until 120 days after the end of each fiscal year and we will furnish reports on Form 6-K to the SEC regarding certain information required to be publicly disclosed by us in Israel or that is distributed or required to be distributed by us to our shareholders. Based on our foreign private issuer status, we will not be required to (i) file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act, (ii) comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information or (iii) comply with SEC rules relating to proxy solicitation in connection with shareholder meetings and presentation of shareholder proposals. In addition, among other matters, based on our foreign private issuer status, our officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of Pagaya Ordinary Shares.

THE OFFERING
We are registering the resale by the Selling Securityholders or their permitted transferees of 18,191,062 Class A Ordinary Shares. Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” in our most recent annual report on Form 20-F.

Resale of Class A Ordinary Shares

Class A Ordinary Shares offered by the Selling Securityholders	Up to 18,191,062 shares

Use of proceeds	We will not receive any proceeds from the sale of the Shares to be offered by the Selling Securityholders.

Risk Factors
See the section titled “Risk Factors” in our most recent annual report on Form 20-F and any updates to those risk factors in our reports of foreign private issuer on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, and under similar headings in any amendment or supplement to this prospectus.

Lock-up Agreements	Certain securities that are owned by the Selling Securityholders are subject to the lock-up provisions set forth in the Darwin Registration Rights Agreement, which provide for certain restrictions on transfer until the termination of applicable lock-up periods, pursuant to which (i) expired on February 15, 2023, with respect to 50% Class A Ordinary Shares held by the Selling Securityholders, and (ii) will expire on November 15, 2023, with respect to the remaining 50%. See the Darwin Registration Rights Agreement, which is incorporated herein by reference to Exhibit 4.5 of this registration statement.

Nasdaq Ticker-Symbol	Class A Ordinary Shares: “PGY”

RISK FACTORS
We operate in a market environment that is difficult to predict and that involves significant risks, many of which are beyond our control. Before making an investment decision, you should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in our most recent annual report on Form 20-F, which is incorporated by reference into this prospectus, and any updates to those risk factors in our reports of foreign private issuer on Form 6-K incorporated by reference in this prospectus, together with all of the other information appearing or incorporated by reference in this prospectus, and under similar headings in any amendment or supplement to this prospectus. Additional risks and uncertainties that we are unaware of, or that we currently believe to be immaterial also may materially adversely affect our business, financial condition, results of operations and cash flows in future periods or are not identified because they are generally common to businesses. If any of these risks occurs, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that event, the trading price of Pagaya Ordinary Shares could decline, and you could lose part or all of your investment. Please also read carefully the section above entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.
The Selling Securityholders will pay any sales or brokerage commissions, and any costs and expenses incurred by the Selling Securityholders including counsel fees and disbursements. We will bear the costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for Pagaya.

DIVIDEND POLICY
Pagaya currently expects to retain all future earnings for use in the operation and expansion of its business and does not plan to pay any dividends on the Pagaya Ordinary Shares or Series A Preferred Shares in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of the Pagaya Board and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as the Pagaya Board considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend.
The distribution of dividends may also be limited by the Companies Law, which permits the distribution of dividends only out of retained earnings or earnings derived over the two most recent years, whichever is greater, based on audited or reviewed financial statements for a period of up to two years ended no more than six months prior to the date of distribution, provided that there is no reasonable concern that payment of a dividend will prevent a company from satisfying its existing and foreseeable obligations as they become due. Under the Pagaya A&R Articles, dividend distributions may be determined by the Pagaya Board, without the need for shareholder approval. Payment of dividends may be subject to Israeli withholding taxes. See “Description of Securities” and “Certain Material Israeli Tax Considerations—Taxation of our shareholders” for additional information.

DESCRIPTION OF SECURITIES
A summary of the material provisions governing our securities is described below. This summary is not complete and should be read together with the Pagaya A&R Articles and warrant-related documents.
General
This section summarizes the material terms of the share capital of Pagaya and is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Pagaya A&R Articles and warrant-related documents, each of which is incorporated by reference as an exhibit to the current report on Form 6-K furnished to the SEC on May 26, 2023 and certain provisions of Israeli law. We urge you to read each of the Pagaya A&R Articles and warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.
Share Capital
The authorized share capital of Pagaya consists of 80,000,000 Series A Preferred Shares, 8,000,000,000 Class A Ordinary Shares, and 2,000,000,000 Class B Ordinary Shares. As of July 19, 2023, 60,000,000 Series A Preferred Shares, 533,974,676 Class A Ordinary Shares and 174,934,392 Class B Ordinary Shares were issued and outstanding.
All of the outstanding Pagaya Ordinary Shares and Series A Preferred Shares are validly issued, fully paid and non-assessable. The Pagaya Ordinary Shares and Series A Preferred Shares are not redeemable and do not have any preemptive rights.
Other than with respect to Class B Ordinary Shares, the Pagaya Board may determine the issue prices and terms for such shares or other securities, and may further determine any other provision relating to such issue of shares or securities. Pagaya may also issue and redeem redeemable securities on such terms and in such manner as the Pagaya Board shall determine.
The following descriptions of share capital and provisions of the Pagaya A&R Articles are summaries and are qualified by reference to the Pagaya A&R Articles. The Pagaya A&R Articles are an exhibit to the current report on Form 6-K furnished to the SEC on May 26, 2023.
Registration Number and Purposes of Pagaya
Pagaya is registered with the Israeli Registrar of Companies. Pagaya’s registration number is 51-542127-9. Pagaya’s affairs are governed by the Pagaya A&R Articles, applicable Israeli law and specifically the Companies Law. Pagaya’s purpose as set forth in the Pagaya A&R Articles is to engage in any lawful act or activity.
Pagaya Ordinary Shares
Class A Ordinary Shares
Voting Rights
Holders of Class A Ordinary Shares will be entitled to cast one vote per each Class A Ordinary Share held as of the applicable record date. Generally, holders of both classes of Pagaya Ordinary Shares and the Series A Preferred Shares vote together as a single class on all matters (including the election of directors), and an action is approved by Pagaya shareholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except where the Companies Law or the Pagaya A&R Articles require a special majority of non-controlling and disinterested shareholders, a separate majority or unanimous vote of the Class B Ordinary Shares, or a supermajority of the overall voting power once no Class B Ordinary Shares remain outstanding.
Transfer of Shares
Fully paid Class A Ordinary Shares are issued in registered form and may be freely transferred under the Pagaya A&R Articles, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of Nasdaq. The ownership or voting of Class A Ordinary Shares by non-residents of Israel is not restricted in any way by the Pagaya A&R Articles or the laws of the State of Israel, except for ownership by nationals of some countries that at the time are, or have been, in a state of war with Israel.
Dividend Rights
Pagaya may declare a dividend to be paid to the holders of Class A Ordinary Shares, Class B Ordinary Shares and Series A Preferred Shares in proportion to their respective shareholdings, provided that if a distribution is paid in the form of shares or rights to acquire shares, such shares or rights paid to a shareholder shall correspond to the class of shares held by such shareholder. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. The Pagaya A&R Articles will not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by the Pagaya Board.
Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to the company’s most recently reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the date of the balance sheet contained in the financial statements is not more than six months prior to the date of the distribution. Accordingly, the “previous two years” for purposes of determining the maximum distribution are the 24 months ending at the end of the period to which the qualifying financial statements relate. If Pagaya does not meet such criteria, then it may distribute dividends only with court approval. In each case, Pagaya is permitted to distribute a dividend only if the Pagaya Board and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent Pagaya from satisfying its existing and foreseeable obligations as they become due.
Liquidation Rights
Upon a liquidation, merger, capital stock exchange, reorganization, sale of all or substantially all assets or other similar transaction involving Pagaya upon the consummation of which holders of Pagaya Ordinary Shares would be entitled to exchange their Pagaya Ordinary Shares for cash, securities or other property, and in the case of liquidation after satisfaction of liabilities to creditors, Pagaya’s assets will be distributed first to the holders of the Series A Preferred Shares to the extent of their Preference Amount, as defined below under “—Series A Preferred Shares—Liquidation Rights,” and then to the holders of Class A Ordinary Shares and Class B Ordinary Shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights which may be authorized in the future.
Repurchase
Class A Ordinary Shares may be repurchased subject to compliance with the Companies Law, in such manner and under such terms as the Pagaya Board may determine from time to time, or, where a repurchase agreement exists between Pagaya and a certain shareholder, according to the terms of such agreement. In general, share repurchases must satisfy the same requirements as noted above for dividends (in terms of the maximum distribution amount, with dividends and share repurchases aggregated for this purpose; the ability to seek court approval; and the requirement that the repurchase will not prevent Pagaya from satisfying its existing and foreseeable obligations as they become due).
Class B Ordinary Shares
Issuance of Class B Ordinary Shares
Class B Ordinary Shares may be issued only to, and registered in the names of, one of the Founders (including any trusts the beneficiary of which is a Founder and to the extent that a Founder has the right to vote the shares held by such trust), or any person or entity that, through contract, proxy or operation of law, has irrevocably been delegated the sole and exclusive right to vote the Class B Ordinary Shares held by any person or entity that, through contract, proxy or operation of law, has irrevocably delegated the sole and exclusive right to vote the Class B Ordinary Shares held by the Permitted Class B Owners.
Voting Rights and Protective Provisions
Holders of Class B Ordinary Shares will be entitled to cast 10 votes per each Class B Ordinary Share held as of the applicable record date. Generally, holders of both classes of Pagaya Ordinary Shares and the Series A Preferred Shares vote together as a single class on all matters (including the election of directors), and an action is approved by Pagaya shareholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except where the Companies Law or the Pagaya A&R Articles require a special majority of non-controlling and disinterested shareholders, a separate majority or unanimous vote of the Class B Ordinary Shares or a supermajority of the overall voting power once no Class B Ordinary Shares remain outstanding.
Specific actions set forth in the Pagaya A&R Articles may not be effected by Pagaya without the prior affirmative vote of 100% of the outstanding Class B Ordinary Shares, voting as a separate class. Such actions include the following:
•directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise, amending or repealing, or adopting any provision of the Pagaya A&R Articles inconsistent with, or otherwise altering, any provision of the Pagaya A&R Articles that modifies the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares;
•reclassifying any outstanding Class A Ordinary Shares into shares having the right to more than one vote for each share thereof, except as required by law;
•issuing any Class B Ordinary Shares (other than Class B Ordinary Shares originally issued by Pagaya after June 22, 2022 pursuant to the exercise or conversion of options or private placement warrants that, in each case, were outstanding as of June 22, 2022);
•authorizing, or issuing any shares of any class or series of Pagaya’s share capital having the right to more than one vote for each share thereof; and
•modifying the rights attached to the Class B Ordinary Shares.
Dividend Rights
Holders of Class B Ordinary Shares will participate pro rata with the holders of Class A Ordinary Shares and the holders of Series A Preferred Shares, in proportion to their respective shareholdings, in any dividend declared by the board of directors. See “—Class A Ordinary Shares—Dividend Rights” above.
Liquidation Rights
Upon a liquidation, merger, share exchange, reorganization, sale of all or substantially all assets or other similar transaction involving Pagaya upon the consummation of which holders of Pagaya Ordinary Shares would be entitled to exchange their Pagaya Ordinary Shares for cash, securities or other property, and in the case of liquidation after satisfaction of liabilities to creditors, Pagaya’s assets will be distributed first to the holders of the Series A Preferred Shares to the extent of their preference amount, as defined below under “—Series A Preferred Shares—Liquidation Rights,” and then to the holders of Class B Ordinary Shares and Class A Ordinary Shares, in proportion to their respective shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights which may be authorized in the future. See “—Class A Ordinary Shares—Liquidation Rights” above.
Transfers
Holders of Class B Ordinary Shares are restricted from transferring such shares other than to a Permitted Class B Owner.

Conversion
Each Class B Ordinary Share shall be convertible into one Class A Ordinary Share at the option of the holder, at any time.
In addition, each Class B Ordinary Share will automatically be converted into a Class A Ordinary Share upon the earlier to occur of (1) such time as the Founders and the Permitted Class B Owners first collectively hold less than 10% of the total issued and outstanding ordinary share capital of Pagaya, and (2) the fifteenth (15th) anniversary of the consummation of the transactions contemplated by the EJFA Merger Agreement (as defined herein).
Moreover, the Class B Ordinary Shares held by a Founder and by any Permitted Class B Owners affiliated with such Founder will automatically be converted into Class A Ordinary Shares upon the earliest to occur of:
1.(1)(a) such Founder’s employment or engagement as an officer of Pagaya being terminated not for Cause (as defined in the Pagaya A&R Articles), (b) such Founder’s resigning as an officer of Pagaya, (c) death or Permanent Disability (as defined in the Pagaya A&R Articles) of such Founder; provided, however, that if such Founder or such Permitted Class B Owner validly provides for the transfer of some or all of his, her or its Class B Ordinary Shares to one or more of the other Founders or Permitted Class B Owners affiliated with one or more of the other Founders in the event of death or Permanent Disability (as defined in the Pagaya A&R Articles), then such Class B Ordinary Shares that are transferred to another Founder or Permitted Class B Owner affiliated with one or more of the other Founders shall remain Class B Ordinary Shares and shall not convert into an equal number of Class A Ordinary Shares or (d) the appointment of a receiver, trustee or similar official in bankruptcy or similar proceeding with respect to a Founder or his Class B Ordinary Shares; and (2) such Founder no longer serving as a member of the Pagaya Board;
2. 90 days following the date on which such Founder first receives notice that his employment as an officer of Pagaya is terminated for Cause (as defined in the Pagaya A&R Articles), subject to extensions or cancellation under specified circumstances; or
3.a transfer of such Class B Ordinary Shares to any person or entity other than a Permitted Class B Owner.
Repurchase
The Class B Ordinary Shares will not be subject to repurchase.
Series A Preferred Shares
Voting Rights and Protective Provisions
Each Series A Preferred Share has one vote for each Class A Ordinary Share into which the Series A Preferred Share could be converted as of the applicable record date set for the vote on any matter. The Series A Preferred Shares will vote together with the Class A Ordinary Shares and the Class B Ordinary Shares of the Company as a single class and not as a separate class in all shareholder meetings, except as required by law or by the Pagaya A&R Articles.
Any modification to the rights, preferences or privileges of the Series A Preferred Shares will require the approval of a majority of the Series A Preferred Shares represented and voted, in person or by proxy, in a class meeting of the then-outstanding Series A Preferred Shares convened for such purpose.
Dividend Rights
Holders of Series A Preferred Shares will participate pro rata with the holders of Class A Ordinary Shares and Class B Ordinary Shares, in proportion to their respective shareholdings, in any dividend declared by the board of directors. See “—Class A Ordinary Shares—Dividend Rights” and “—Class B Ordinary Shares—Dividend Rights” above.

Liquidation Rights
The Series A Preferred Shares have preference over the Ordinary Shares with respect to distribution of assets or available proceeds, as applicable (“Distributable Assets”), in the event of any liquidation, merger, capital stock exchange, reorganization, sale of all or substantially all assets or other similar transaction involving the Company upon the consummation of which holders of shares would be entitled to exchange their shares for cash, securities or other property (each, a “Liquidation Event”). Upon a Liquidation Event, the holders of Series A Preferred Shares then outstanding will be entitled to receive, before any payment is made to holders of Ordinary Shares and after payments to satisfy and discharge indebtedness, an amount per share held by them (the “Preference Amount”) equal to the greatest of:
(i)the sum of US$1.25 per each Series A Preferred Share (in each case as adjusted for any bonus shares, subdivisions, combinations, splits, recapitalizations and the like with respect to such Series A Preferred Shares or the Pagaya Ordinary Shares after the effective date hereof) (the “Original Issue Price”) of such share plus an amount equal to 3.0% of the Original Issue Price for each full semiannual period for which such Preferred Share has been outstanding (without compounding);
(ii)the amount such holder would actually have received for each Series A Preferred Share if such Series A Preferred Share had been converted into Class A Ordinary Shares immediately prior to such Liquidation Event; or
(iii)two times the Original Issue Price.
For purposes of clause (ii), the computation will assume that (a) all Series A Preferred Shares whose conversion or assumed conversion into Class A Ordinary Shares would result in a greater distribution amount will be considered as if they have been so converted (without being required to actually convert), and (b) all other Series A Preferred Shares (i.e. whose conversion or assumed conversion would not have yielded such greater amount) will be considered as if they received the distribution amount that assumes no such conversion. In the event that the Distributable Assets are insufficient to pay in full the Preference Amount in respect of each Preferred Share then outstanding, all Distributable Assets shall be distributed on a pari passu basis among the holders of the Preferred Shares in proportion to the respective full Preference Amount otherwise payable to such holders at that time under the Pagaya A&R Articles. After payment in full of the Preference Amount in respect of all Preferred Shares then outstanding, in accordance with Pagaya A&R Articles, the remaining Distributable Assets, if any, shall be distributed among the holders of Ordinary Shares only (i.e. excluding any Class A Ordinary Shares deemed issued upon the conversion of any Series A Preferred Shares then outstanding that participated in the distribution pursuant to the Pagaya A&R Articles, pro rata, based on the number of Class A Ordinary Shares (on an as-converted basis) held by each such holder.
Conversion
Each Series A Preferred Share is convertible into one Class A Ordinary Share, at the option of the holder thereof at any time, upon written notice to the Company and the Company’s transfer agent. In addition, at any time on or after the sixth anniversary of the issuance of the Series A Preferred Shares, and if the Series A Preferred Shares have not already been converted in accordance with the applicable provisions in the Pagaya A&R Articles, if and only if so elected by the Company, all Series A Preferred Shares that remain outstanding will automatically convert, with each Series A Preferred Share then outstanding converting into the following number of Class A Ordinary Shares, based on the volume weighted average trading price of the Class A Ordinary Shares for the thirty trading days immediately preceding the date of the Company’s written notice to the holders of the Preferred Shares of its election to so automatically convert all then-outstanding Preferred Shares (“30-Day VWAP Average”) pursuant to the applicable terms specified in the Pagaya A&R Articles. All shareholders of record of Series A Preferred Shares shall be sent written notice of the Company’s election to require conversion of the Series A Preferred Shares and the time of mandatory conversion, on or before the time of the designated mandatory conversion, together with all information necessary to allow the conversion. Such conversion shall occur on the fifth trading day after such notice is given.

In addition, at any time if, based on the 30-Day VWAP Average, the value of a Series A Preferred Share, on an as-converted basis, represents a return of the Original Issue Price (as defined in the Pagaya A&R Articles) equal to a minimum multiple of the Original Issue Price (“MOIP”) as specified in the Pagaya A&R Articles, the Company shall have the right, but not the obligation, within five trading days thereafter, to notify the holders of the then-outstanding Series A Preferred Shares of the Company’s election to automatically convert each Series A Preferred Share then outstanding into one Class A Ordinary Share without any further action by the holder thereof on the tenth trading day following the achievement of the MOIP.
Repurchase
The Series A Preferred Shares will not be subject to repurchase.
Warrants
Pagaya entered into the Assignment, Assumption and Amendment Agreement (the “Assignment, Assumption and Amendment Agreement”) on June 22, 2022 with EJFA and Continental, pursuant to which EJFA assigned all of its right, title and interest in the Warrant Agreement, dated as of February 24, 2021 (the “EJFA Warrant Agreement”), between EJFA and Continental, to Pagaya, and Pagaya accepted such assignment and assumed all the liabilities and obligations of EJFA under the EJFA Warrant Agreement (the EJFA Warrant Agreement as assigned, assumed and amended by the Assignment, Assumption and Amendment Agreement, the “Warrant Agreement”). The warrants discussed below were issued in connection with the transactions contemplated by EJFA Merger Agreement, by and among Pagaya, EJFA and Rigel Merger Sub Inc., and are governed by the Warrant Agreement.
Public Warrants
Each whole warrant entitles the registered holder to purchase one Class A Ordinary Share, subject to adjustment as discussed below, at any time commencing 30 days after June 22, 2022. Pursuant to the Warrant Agreement, a holder of a public warrant may exercise its warrants only for a whole number of Class A Ordinary Shares. This means only a whole warrant may be exercised at a given time by a holder. No fractional warrants will be issued and only whole warrants will trade. The public warrants will expire five years after June 22, 2022, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
Pagaya will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a public warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to Pagaya satisfying its registration obligations. No public warrant will be exercisable and Pagaya will not be obligated to issue a Class A Ordinary Share upon exercise of a public warrant unless the Class A Ordinary Share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the public warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a public warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless (unless Pagaya permits holders to exercise their public warrants on a “cashless basis” under the circumstances specified in the Warrant Agreement and in accordance with Section 3(a)(9) of the Securities Act, provided that such exemption is available, but in no event will Pagaya be required to net cash settle any public warrant).
Redemption of Public Warrants for Cash
Pagaya will be able to call the public warrants for redemption for cash:
•in whole and not in part;
•at a price of $0.01 per warrant;
•upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•if, and only if, the closing price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A Ordinary Shares and equity-linked securities for capital raising purposes in connection with the consummation of the transactions contemplated by the EJFA Merger Agreement) for any 20 trading days within a 30 trading day period ending three business days before Pagaya sends to the notice of redemption to the warrant holders.
If and when the public warrants become redeemable by Pagaya for cash, Pagaya will be able to exercise its redemption right even if Pagaya is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Pagaya will establish the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the public warrant exercise price. If the foregoing conditions are satisfied and Pagaya issues a notice of redemption of the public warrants, each warrant holder will be entitled to exercise his, her or its public warrant prior to the scheduled redemption date. However, the price of the Class A Ordinary Shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like and for certain issuances of Class A Ordinary Shares and equity-linked securities for capital raising purposes in connection with the consummation of the transactions contemplated by the EJFA Merger Agreement) as well as the $11.50 public warrant exercise price after the redemption notice is issued.
Redemption of public warrants when the per share price of Class A Ordinary Shares equals or exceeds $10.00
Once the public warrants become exercisable, Pagaya may redeem the outstanding public warrants:
•in whole and not in part;
•for cash at a price of at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their public warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table included in the Warrant Agreement, based on the redemption date and the “fair market value” of the Class A Ordinary Shares as described in the Warrant Agreement; and
•if, and only if, the last reported sale price of the Class A Ordinary Shares equals or exceeds $10.00 per share (subject to adjustment in compliance with the terms of the Warrant Agreement) for any 20 trading days within a 30 trading-day period ending on, and including, the third trading day prior to the date on which we send the notice of redemption to the warrant holders.
Beginning on the date the notice of redemption is given until the public warrants are redeemed or exercised, holders may elect to exercise their public warrants on a cashless basis.
Redemption Procedures and Cashless Exercise
If Pagaya calls the public warrants for redemption as described above under “—Redemption of Public Warrants for Cash,” Pagaya’s management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their public warrants on a “cashless basis,” Pagaya’s management will consider, among other factors, Pagaya’s cash position, the number of public warrants that are outstanding and the dilutive effect on Pagaya shareholders of issuing the maximum number of Class A Ordinary Shares issuable upon the exercise of the public warrants. If Pagaya’s management takes advantage of this option, all holders of public warrants would pay the exercise price by surrendering their public warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the public warrants, multiplied by the excess of the “fair market value” of Class A Ordinary Shares (defined below) over the exercise price of the public warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of public warrants. If Pagaya’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A Ordinary Shares to be received upon exercise of the public warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If Pagaya calls its public warrants for redemption and Pagaya’s management does not take advantage of this option, the holders of the private placement warrants and their permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above.
A holder of a public warrant may notify Pagaya in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the transfer agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Ordinary Shares outstanding immediately after giving effect to such exercise.
If the number of outstanding Class A Ordinary Shares is increased by a share capitalization payable in Class A Ordinary Shares, or by a split-up of Pagaya Ordinary Shares or other similar event, then, on the effective date of such share capitalization, split-up or similar event, the number of Class A Ordinary Shares issuable on exercise of each public warrant will be increased in proportion to such increase in the outstanding Pagaya Ordinary Shares. A rights offering to holders of Pagaya Ordinary Shares entitling holders to purchase Class A Ordinary Shares at a price less than the fair market value will be deemed a share capitalization of a number of Class A Ordinary Shares equal to the product of (i) the number of Class A Ordinary Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Ordinary Shares) and (ii) the quotient of (x) the price per share of Class A Ordinary Shares paid in such rights offering and (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A Ordinary Shares, in determining the price payable for Class A Ordinary Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted-average price of Class A Ordinary Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A Ordinary Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if Pagaya, at any time while the public warrants are outstanding and unexpired, pays a dividend or makes a distribution in cash, securities or other assets to the holders of Class A Ordinary Shares on account of such Class A Ordinary Shares (or other securities into which the public warrants are convertible), other than (a) as described above, or (b) certain ordinary cash dividends, then the public warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A Ordinary Share in respect of such event.
If the number of outstanding Class A Ordinary Shares is decreased by a consolidation, combination, reverse share split or reclassification of Class A Ordinary Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A Ordinary Shares issuable on exercise of each public warrant will be decreased in proportion to such decrease in outstanding Class A Ordinary Shares.
Whenever the number of Class A Ordinary Shares purchasable upon the exercise of the public warrants is adjusted, as described above, the public warrant exercise price will be adjusted by multiplying the public warrant exercise price immediately prior to such adjustment by a fraction, (x) the numerator of which will be the number of Class A Ordinary Shares purchasable upon the exercise of the public warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A Ordinary Shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Class A Ordinary Shares (other than those described above or that solely affects the par value of such Class A Ordinary Shares), or in the case of any merger or consolidation of Pagaya with or into another corporation (other than a consolidation or merger in which Pagaya is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Class A Ordinary Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Pagaya as an entirety or substantially as an entirety in connection with which Pagaya is dissolved, the holders of the public warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in public the warrants and in lieu of the Class A Ordinary Shares immediately prior thereto purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A Ordinary Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holders of the public warrants would have received if such holders had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Ordinary Shares in such a transaction is payable in the form of shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the public warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the public warrant exercise price will be reduced as specified in the Warrant Agreement based on the Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the public warrants when an extraordinary transaction occurs during the exercise period of the public warrants pursuant to which the holders of the public warrants otherwise do not receive the full potential value of the public warrants.
The public warrants were issued in registered form under the Warrant Agreement. The Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, and that all other modifications or amendments will require the vote or written consent of the holders of at least 50% of the then outstanding public warrants, and, solely with respect to any amendment to the terms of the private placement warrants, at least 50% of the then outstanding private placement warrants. You should review a copy of the EJFA Warrant Agreement and the Assignment, Assumption and Amendment Agreement, each of which is filed as an exhibit to the registration statement on Form F-1 of which this prospectus forms a part, for a complete description of the terms and conditions applicable to the public warrants.
The public warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the transfer agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Pagaya, for the number of public warrants being exercised. The warrant holders will not have the rights or privileges of holders of Class A Ordinary Shares or any voting rights until they exercise their public warrants and receive Class A Ordinary Shares. After the issuance of Class A Ordinary Shares upon exercise of the public warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional shares will be issued upon exercise of the public warrants. If, upon exercise of the public warrants, a holder would be entitled to receive a fractional interest in a share, Pagaya will, upon exercise, round down to the nearest whole number the number of Class A Ordinary Shares to be issued to the warrant holder.
Pagaya has agreed that, subject to applicable law, any action, proceeding or claim against Pagaya arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the state of New York or the United States District Court for the Southern District of New York, and Pagaya has irrevocably submitted to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim.
Private Placement Warrants
The warrants issued by Pagaya upon exchange of the EJFA Private Placement Warrants originally issued to Wilson Boulevard LLC (the “Sponsor”) by EJFA are referred to in this section as the “private placement warrants”. These private placement warrants (including Class A Ordinary Shares issuable upon exercise of the private placement warrants) are exercisable for cash or on a cashless basis, at the holder’s option and will be non-transferable, non-assignable and non-salable until 30 days after June 22, 2022 (except, among other limited exceptions, to EJFA’s former officers and directors and other persons or entities affiliated with the initial purchasers of the EJFA Private Placement Warrants (the “EJFA initial purchasers”)) and they will not be redeemable by Pagaya so long as they are held by the Sponsor or its permitted transferees. The EJFA initial purchasers, or their permitted transferees, will have the option to exercise these private placement warrants on a cashless basis. Except as described in this section, these private placement warrants will have terms and provisions that are identical to those of the public warrants described above. If these private placement warrants are held by holders other than the initial purchasers or their permitted transferees, they will be redeemable by Pagaya and exercisable by the holders on the same basis as the public warrants described above.
If a holder of a private placement warrant elects to exercise it on a cashless basis, he, she or it would pay the exercise price by surrendering his, her or its warrants for that number of Class A Ordinary Shares equal to the quotient obtained by dividing (x) the product of the number of Class A Ordinary Shares underlying the private placement warrants, multiplied by the excess of the “fair market value” of the Class A Ordinary Shares (defined below) over the exercise price of the private placement warrants by (y) the fair market value. The “fair market value” means the average closing price of the Class A Ordinary Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of private placement warrant exercise is sent to the transfer agent.
The Sponsor has agreed not to transfer (other than pursuant to certain permitted transfers) any of the private placement warrants issuable to the Sponsor as Merger Consideration (as defined in the EJFA Merger Agreement) in respect of the EJFA Private Placement Warrants (including Class A Ordinary Shares issuable upon exercise of any of these warrants) for a certain period of time after the consummation of the transactions contemplated by the EJFA Merger Agreement, as described in the Pagaya A&R Articles which are an exhibit to the current report on Form 6-K furnished to the SEC on May 26, 2023.
Other provisions
In the event that Pagaya elects to redeem some or all of the warrants, a notice of redemption shall be mailed by first class mail, postage prepaid, or delivered electronically through the facilities of the Depository Trust Company by Pagaya not less than 30 days prior to the redemption date to the registered holders of the warrants to be redeemed at their last addresses as they appear on the books of the warrant agent.
Exchange Controls
There are currently no Israeli currency control restrictions on remittances of dividends on Class A Ordinary Shares, proceeds from the sale of the Class A Ordinary Shares or interest or other payments to non-residents of Israel.
Shareholder Meetings
Under Israeli law, Pagaya is required to hold an annual general meeting of its shareholders once every calendar year and no later than fifteen months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to in the Pagaya A&R Articles as special general meetings. The Pagaya Board may call special general meetings of its shareholders whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that the Pagaya Board is required to convene a special general meeting of its shareholders upon the written request of (i) any two or more of its directors, (ii) one-quarter or more of the serving members of its board of directors or (iii) one or more shareholders holding, in the aggregate, either (a) 5% or more of Pagaya’s issued and outstanding shares and 1% or more of Pagaya’s outstanding voting power or (b) 5% or more of Pagaya’s outstanding voting power.
Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting of shareholders may request that the Pagaya Board include a matter in the agenda of a general meeting of shareholders to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting, including proposing nominees to the Pagaya Board. The Pagaya A&R Articles contain procedural guidelines and disclosure items with respect to the submission of shareholder proposals for general meetings. Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings of shareholders are the shareholders of record on a date to be decided by the Pagaya Board, which as a company listed on an exchange outside Israel may be between 4 and 40 days prior to the date of the meeting.

Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of shareholders:
•amendments to the Pagaya A&R Articles;
•appointment, terms of service and termination of services of auditors;
•appointment of directors, including external directors (if applicable);
•approval of certain related party transactions;
•increases or reductions of authorized share capital;
•a merger; and
•the exercise of the Pagaya Board’s powers by a general meeting, if the Pagaya Board is unable to exercise its powers and the exercise of any of its powers is required for proper management of the company.
The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 21 days prior to the meeting and, if the agenda of the meeting includes (among other things) the appointment or removal of directors, the approval of transactions with office holders or other interested or related parties, or an approval of a merger, notice must be provided at least 35 days prior to the meeting. Under the Companies Law and the Pagaya A&R Articles, shareholders will not be permitted to take action by way of written consent in lieu of a meeting.
Quorum
Pursuant to the Pagaya A&R Articles, the quorum required for Pagaya’s general meetings of shareholders will consist of at least two shareholders present in person or by proxy who hold or represent at least 33 1⁄3% of the total outstanding voting power of its shares, except that if (i) any such general meeting was initiated by and convened pursuant to a resolution adopted by the Pagaya Board and (ii) at the time of such general meeting Pagaya qualifies as a “foreign private issuer,” the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of its shares. Notwithstanding the foregoing, a quorum for a general meeting shall also require the presence in person or by proxy of at least one shareholder holding Class B Ordinary Shares if such shares are outstanding. The requisite quorum may be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine. At the reconvened meeting, any one or more shareholders present in person or by proxy and holding any number of shares shall constitute a quorum, unless a meeting was called pursuant to a request by Pagaya shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described under “—Shareholder Meetings.”
Vote Requirements
The Pagaya A&R Articles provide that all resolutions of Pagaya shareholders require a simple majority vote, unless otherwise required by the Companies Law or by the Pagaya A&R Articles. Under the Companies Law, certain actions require the approval of a special majority, including:
(i)an extraordinary transaction with a controlling shareholder or in which the controlling shareholder has a personal interest;
(ii)the terms of employment or other engagement of a controlling shareholder of the company or a controlling shareholder’s relative (even if such terms are not extraordinary); and
(iii)certain compensation-related matters.

For this purpose, the Companies Law defines “controlling shareholder” to include any shareholder or group of shareholders holding together 25% or more of the company’s voting power, if there is no other shareholder or group of shareholders holding together more than 50% of the company’s voting power.
Under the Pagaya A&R Articles, the alteration of the rights, privileges, preferences or obligations of any class of Pagaya share capital (to the extent there are classes other than Pagaya Ordinary Shares) requires the approval of a simple majority of the class so affected, in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. However, certain changes to the rights of the Class B Ordinary Shares require the approval of 100% of the holders of the outstanding Class B Ordinary Shares; see “—Pagaya Ordinary Shares—Class B Ordinary Shares—Voting Rights and Protective Provisions” above. In addition, any modification to the rights attached to the Series A Preferred Shares will require the approval of a majority of the Series A Preferred Shares represented and voted, in person or by proxy, in a class meeting of the then-outstanding Series A Preferred Shares convened for such purpose; see “—Series A Preferred Shares—Voting Rights and Protective Provisions” above.
Under the Pagaya A&R Articles, the approval of (i) a majority of the total voting power of the shareholders if Class B Ordinary Shares remain outstanding and (ii) if no Class B Ordinary Shares remain outstanding, a supermajority of at least 75% of the total voting power of the shares is generally required to remove any of its directors from office (provided that such approvals cannot shorten the term of an incumbent director who was elected under the staggered board composition), to amend such provision regarding the removal of any of its directors from office, or certain other provisions regarding the board, shareholder proposals, and the size of the Pagaya Board. Other exceptions to the simple majority vote requirement are a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization of the company pursuant to Section 350 of the Companies Law, which requires the approval of a majority of the shareholders present and represented at the meeting and holding at least 75% of the voting rights represented at the meeting and voting on the resolution. A scheme of arrangement may also require approval by separate class votes.
Access to Corporate Records
Under the Companies Law, all shareholders generally have the right to review minutes of Pagaya’s general meetings, Pagaya’s shareholder register (including with respect to material shareholders), the Pagaya A&R Articles, Pagaya’s annual financial statements, other documents as provided in the Companies Law, and any document Pagaya is required by law to file publicly with the Israeli Registrar of Companies or the Israel Securities Authority. Any shareholder who specifies the purpose of its request may request to review any document in Pagaya’s possession that relates to any action or transaction with a related party which requires shareholder approval under the Companies Law. Pagaya may deny a request to review a document if it determines that the request was not made in good faith, that the document contains a commercial secret or a patent, or that the document’s disclosure may otherwise impair its interests.
Anti-Takeover Provisions; Acquisitions under Israeli Law
Full Tender Offer
A person wishing to acquire shares of a public Israeli company who would, as a result, hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital (or of a class thereof), is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company (or the applicable class). If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company (or the applicable class) and the shareholders who accept the offer constitute a majority of the issued and outstanding share capital held by offerees that do not have a personal interest in the acceptance of the tender offer, or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company (or of the applicable class), all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law, despite the fact (in the case of alternative (b)) that the shareholders who did accept the tender offer did not constitute a majority of the issued and outstanding share capital held by the disinterested offerees. A shareholder who had its shares so transferred may petition an Israeli court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepted the offer will not be entitled to petition the court for appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the full tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s voting rights or the company’s issued and outstanding share capital (or of the applicable class) from shareholders who accepted the tender offer. Shares purchased in violation of the full tender offer rules under the Companies Law will have no rights and will become dormant shares.
Special Tender Offer
The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if (i) the acquisition occurs in the context of a private placement by the company that received shareholder approval as a private placement whose purpose is to give the purchaser 25% or more of the voting rights in the company, if there is no person who holds 25% or more of the voting rights in the company, or as a private placement whose purpose is to give the purchaser 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company, (ii) the acquisition was from a shareholder holding 25% or more of the voting rights in the company and resulted in the purchaser becoming a holder of 25% or more of the voting rights in the company, or (iii) the acquisition was from a shareholder holding more than 45% of the voting rights in the company and resulted in the purchaser becoming a holder of more than 45% of the voting rights in the company. A special tender offer must be extended to all shareholders of a company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding the purchaser, its controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer, or anyone on their behalf, including any such person’s relatives and entities under their control).
In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer, or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. The board of directors shall also disclose any personal interest that any of the directors has with respect to the special tender offer or in connection therewith. An office holder in a company who intentionally obstructs an existing or foreseeable special tender offer or impairs the chances of its acceptance is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer, without incurring such liability.
If a special tender offer is accepted, then shareholders who did not respond or who had objected to the offer may accept the offer within four days of the last day set for the acceptance of the offer, and they will be considered to have accepted the offer from the first day it was made.
In the event that a special tender offer is accepted, the purchaser, any person or entity controlling it or under common control with the purchaser or such controlling person or entity at the time of the offer may not make a subsequent tender offer for the purchase of shares of the company and may not enter into a merger with the company for a period of one year from the date of the offer, unless the purchaser or such controlling or commonly-controlled person or entity undertook to effect such an offer or merger as part of the initial special tender offer. Shares purchased in violation of the special tender offer rules under the Companies Law will have no rights and will become dormant shares.
Merger
The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain conditions described under the Companies Law are met, a simple majority of the outstanding shares of each party to the merger that are represented and voting on the merger. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards either merging company’s creditors, with such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.
For purposes of the shareholder vote of a merging company whose shares are held by the other merging company, or by a person or entity holding directly or indirectly 25% or more of the voting rights at the general meeting of shareholders of the other merging company, or by a person or entity holding directly or indirectly the right to appoint 25% or more of the directors of the other merging company, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voted on the matter at the general meeting of shareholders (excluding abstentions) that are held by shareholders other than the other party to the merger, or by such person or entity holding 25% or more of the voting rights or the right to appoint 25% or more of the directors, or any one on their behalf including their relatives or corporations controlled by any of them, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the valuation of the merging companies and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.
Under the Companies Law, each merging company must deliver to its secured creditors the merger proposal and inform its unsecured creditors of the merger proposal and its content. Upon the request of a creditor of either party to the merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of either merging company, and may further give instructions to secure the rights of creditors.
In addition, a merger may not be completed unless at least 50 days have passed from the date that the merger proposal is filed with the Israeli Registrar of Companies and 30 days have passed from the date that approval of the shareholders of both merging companies is obtained.
Anti-Takeover Measures
Certain provisions in the Pagaya A&R Articles, such as those relating to the dual class structure of the Pagaya Ordinary Shares, to the election of our directors in three classes and to the removal of directors, may have the effect of delaying or making an unsolicited acquisition of Pagaya more difficult. In addition, the Companies Law allows Pagaya to create and issue shares having rights different from those attached to Pagaya Ordinary Shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of June 30, 2023, the Series A Preferred Shares are authorized under the Pagaya A&R Articles. See “—Series A Preferred Shares” for more information. In the future, Pagaya may authorize, create and issue additional classes of preferred shares and any such additional class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent its shareholders from realizing a potential premium over the market value of Pagaya Ordinary Shares. The authorization and designation of an additional class of preferred shares will require an amendment to the Pagaya A&R Articles, which requires the prior approval of the holders of a majority of the voting power of Pagaya participating or otherwise represented in the shareholders’ meeting, provided that a quorum is present or otherwise represented at the meeting, and provided further, that in the event that such additional class of preferred shares shall have the right to more than one vote for each share thereof, such authorization and designation shall also require the affirmative vote of 100% of the outstanding Class B Ordinary Shares, voting as a separate class. The convening of the meeting, the shareholders entitled to participate and the vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law and the Pagaya A&R Articles, as described above under the paragraphs titled “—Shareholder Meetings,” “—Quorum” and “—Vote Requirements.”
Borrowing Powers
Pursuant to the Companies Law and the Pagaya A&R Articles, the Pagaya Board may exercise all powers and take all actions that are not required under law or under the Pagaya A&R Articles to be exercised or taken by its shareholders, including the power to borrow money for company purposes.
Changes in Capital
The Pagaya A&R Articles enable Pagaya to increase or reduce its share capital, provided that the creation of a new class of shares with more than one vote per share shall be considered a modification of the Class B Ordinary Shares. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by the Pagaya shareholders at a general meeting of shareholders, provided that modification to the rights attached to the Class B Ordinary Shares shall require approval of shareholders holding 100% of the then issued Class B Ordinary Shares. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both the Pagaya Board and an Israeli court.
Exclusive Forum
The Pagaya A&R Articles provide that unless Pagaya consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act or the Exchange Act. Except as set forth in the preceding sentence, the Pagaya A&R Articles also provide that, unless Pagaya consents in writing to the selection of an alternative forum, the competent courts in Tel-Aviv, Israel shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of Pagaya, (ii) any action asserting a breach of a fiduciary duty owed by any of Pagaya’s directors, officers or other employees to Pagaya or its shareholders or (iii) any action asserting a claim arising pursuant to any provision of the Pagaya A&R Articles, the Companies Law or the Israeli Securities Law. This exclusive forum provision is intended to apply to claims arising under Israeli law and would not apply to claims brought pursuant to the Securities Act, the Exchange Act or any other claim for which U.S. federal courts would have exclusive jurisdiction. Such exclusive forum provision in the Pagaya A&R Articles will not relieve Pagaya of its duties to comply with U.S. federal securities laws and the rules and regulations thereunder, and Pagaya shareholders will not be deemed to have waived Pagaya’s compliance with these laws, rules and regulations. This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with Pagaya or its directors, officers or other employees, which may discourage lawsuits against Pagaya, its directors, officers and employees. However, the enforceability of similar forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in the Pagaya A&R Articles.
Transfer Agent and Warrant Agent
The transfer agent for the Class A Ordinary Shares and the warrant agent for the warrants is Continental Stock Transfer & Trust Company.
Listing of Securities
The Class A Ordinary Shares and public warrants are traded on the Nasdaq Capital Market under the symbols “PGY” and “PGYWW,” respectively.

SELLING SECURITYHOLDERS
This prospectus relates to the possible offer and resale by the Selling Securityholders of up to 18,191,062 shares of our Class A Ordinary Shares.
The Selling Securityholders may from time to time offer and sell any or all of the shares of Class A Ordinary Shares set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and others who later come to hold any of the Selling Securityholders’ interest in the shares of Class A Ordinary Shares after the date of this prospectus such that registration rights shall apply to those securities.
The following tables are prepared based on information provided to us by the Selling Securityholders as of April 20, 2023. It sets forth the name and address, as applicable, of the Selling Securityholders, the aggregate number of shares of Class A Ordinary Shares that the Selling Securityholders may offer pursuant to this prospectus, and the beneficial ownership of the Selling Securityholders both before and after the offering. We have based percentage ownership prior to this offering on 529,168,740 Class A Ordinary Shares outstanding, in each case as of June 30, 2023.
We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Class A Ordinary Shares. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Class A Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering.
Class A Ordinary Shares

Name of Selling Securityholder	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering	Beneficial Ownership After the Offering
	Number of Shares	Percentage of Class	Number of Shares	Number of Shares	%
A-DCT-18-Fund, a series of Survival Economics Companies Investments, LLC(1)	81,535	*	81,535	—	—
Alexander James Tennant(2)	4,658	*	4,658	—	—
Andrew Munday(3)	6,988	*	6,988	—	—
Andy Fang(4)	4,658	*	4,658	—	—
Atlas Private Holdings VI, LLC(5)	1,397,761	*	1,397,761	—	—
Birddog Management Inc.(6)	4,658	*	4,658	—	—
Burst Capital, LP(7)	93,184	*	93,184	—	—
Camber Creek Fund III, LP(8)	4,180,269	*	4,180,269	—	—
Canvas Ventures 3, L.P.(9)	4,600,967	*	4,600,967	—	—
DAR Fund I, a series of Heron Rock AL Access Funds, LP(10)	69,888	*	69,888	—	—
DAR Fund II, a series of Heron Rock AL Access Funds, LP(11)	237,191	*	237,191	—	—
DAR Fund III, a series of Heron Rock AL Access Funds, LP(12)	312,706	*	312,706	—	—
Fifth Wall Early-Stage Ventures, L.P.(13)	1,397,761	*	1,397,761	—	—
GFC Global Founders Capital GmbH(14)	1,863	*	1,863	—	—
GFO Capital, L.P.(15)	116,479	*	116,479	—	—
Heron Rock Access D1 LP(16)	23,295	*	23,295	—	—

Name of Selling Securityholder	Beneficial Ownership Before the Offering		Shares to be Sold in the Offering	Beneficial Ownership After the Offering
	Number of Shares	Percentage of Class	Number of Shares	Number of Shares	%
Heron Rock D3 LP(17)	116,480	*	116,480	—	—
Heron Rock Fund LP(18)	23,295	*	23,295	—	—
Heron Rock HC 2022 LP(19)	502,654	*	502,654	—	—
IRAR Trust fbo Jacob Seid IRA 35-22769(20)	23,296	*	23,296	—	—
James A. and Edith F. Kinloch Family Trust(21)	4,658	*	4,658	—	—
Jeffrey Kolovson(22)	4,658	*	4,658	—	—
Jessica Lachs(23)	4,658	*	4,658	—	—
Khosla Ventures Seed D, LP(24)	1,211,393	*	1,211,393	—	—
Khosla Ventures VI, LP(25)	1,153,728	*	1,153,728	—	—
Cameron Ann Kinloch, Trustee, of the Kinloch Living Trust dated December 17, 2018(26)	4,658	*	4,658	—	—
Michael L. Stoppelman, Trustee of the Michael L. Stoppelman Revocable Trust U/A/D 4/28/ 2016(27)	11,647	*	11,647	—	—
Pear Ventures II, L.P.(28)	804,159	*	804,159	—	—
Peter Tseng(29)	4,658	*	4,658	—	—
Rocket Internet Capital Partners (EURO) SCS(30)	2,721	*	2,721	—	—
Rocket Internet Capital Partners SCS(31)	4,733	*	4,733	—	—
Ryan Roslansky(32)	11,647	*	11,647	—	—
Saltwater Capital LLC(33)	23,295	*	23,295	—	—
Stanley Tang(34)	30,284	*	30,284	—	—
Stewart Hauser(35)	4,658	*	4,658	—	—
Stuart Abel Landesberg(36)	4,658	*	4,658	—	—
Taichi Hoshino(37)	4,658	*	4,658	—	—
Tony Xu(38)	23,295	*	23,295	—	—
TQ Ventures II LP(39)	104,831	*	104,831	—	—
Walter Roloson(40)	291,199	*	291,199	—	—
Wave I, L.P.(41)	1,269,633	*	1,269,633	—	—
Zhou-Hu Family Trust(42)	11,647	*	11,647	—	—
__________________
*Less than 1%.
(1)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of the Selling Securityholder is PO Box 3217, Seattle, WA 98114.
(2)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(3)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(4)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(5)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of Atlas Private Holdings VI, LLC is 444 W. Lake Street, 50th Floor, Chicago, IL 60606, USA
(6)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of Birddog Management Inc. is 10269 West Saanich, North Saanich, BC V8L5T8, Canada.
(7)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of the Selling Securityholder is 873 Santa Cruz Ave, Suite 206, Menlo Park, CA 94025.

(8)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of Camber Creek Fund III, LP is 5410 Edson Lane, Suite 220, Rockville, MD 20852.
(9)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. Canvas GP 3, L.L.C. (“CV GP 3”) is the general partner of Canvas Ventures 3, L.P. (“CV 3”). CV GP 3 may be deemed to indirectly beneficially own the shares directly held by CV 3. Rebecca Lynn, Paul Hsiao, and Gary Little are the managing members of CV GP 3 and may be deemed to have indirect beneficial ownership of such shares held by CV 3. Each of CV GP 3, Rebecca Lynn, Paul Hsiao, and Gary Little disclaims beneficial ownership of such shares except to the extent of its, his or her respective pecuniary interest therein. The business address of CV 3 is 3200 Alpine Rd., Portola Valley, CA 94028.
(10)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of the Selling Securityholder is PO Box 3217, Seattle, WA 98114.
(11)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of the Selling Securityholder is PO Box 3217, Seattle, WA 98114.
(12)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of the Selling Securityholder is PO Box 3217, Seattle, WA 98114.
(13)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(14)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of GFC Global Founders Capital GmbH is Charlottenstraße 4, 10969 Berlin, Germany.
(15)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of GFO Capital, L.P. is PO Box 911, Lafayette, CA 94549-0911.
(16)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(17)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of Heron Rock D3 LP is 150 100 College St, Toronto, Ontario M5G 1L5, Canada.
(18)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of Heron Rock Fund, L.P. is 150 100 College St, Toronto, Ontario M5G 1L5, Canada.
(19)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of Heron Rock HC 2022 LP is 150 100 College St, Toronto, Ontario M5G 1L5, Canada.
(20)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(21)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(22)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(23)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(24)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. Khosla Ventures Seed Associates D, LLC ("KVSA D") is the general partner of Khosla Ventures Seed D, L.P. ("KV Seed D"). Vinod Khosla is the managing member of VK Services, LLC ("VK Services"), which is the sole manager of KVSA D. Each of KVSA D, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by KV Seed D. Each of KVSA D, VK Services and Vinod Khosla disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interests therein, and the inclusion of these securities shall not be deemed an admission of beneficial ownership of the reported securities for any other purposes. The business address of Khosla Ventures Seed D, LP is 2128 Sand Hill Road, Menlo Park, CA 94025.
(25)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. Khosla Ventures Associates VI, LLC ("KVA VI") is the general partner of Khosla Ventures VI, L.P. ("KV VI"). Vinod Khosla is the managing member of VK Services, which is the sole manager of KVA VI. Each of KVA VI, VK Services and Vinod Khosla may be deemed to have indirect beneficial ownership of such securities held by KV VI. Each of KVA VI, VK Services and Vinod Khosla disclaims beneficial ownership of such shares except to the extent of his or its pecuniary interests therein, and the inclusion of these securities shall not be deemed an admission of beneficial ownership of the reported securities for any other purposes. The business address of Khosla Ventures VI, LP is 2128 Sand Hill Road, Menlo Park, CA 94025.
(26)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(27)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(28)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of Pear Ventures II, L.P. is 158 South Park, San Francisco, CA 94107.
(29)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(30)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The Business Address of Rocket Internet Capital Partners (Euro) SCS is 12, Rue des Merovingiens, L-8070 Bertrange Grand Duchy of Luxembourg.
(31)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of Rocket Internet Capital Partners SCS is 12, Rue des Merovingiens, L-8070 Bertrange Grand Duchy of Luxembourg.
(32)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(33)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(34)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(35)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(36)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(37)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(38)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(39)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of TQ Ventures II LP is 408 West 14th Street, 4th Floor, New York, NY 10014.
(40)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.
(41)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition. The business address of the Selling Securityholder is 720 York St., Unit 103, San Francisco, CA 94110.
(42)Consists of Class A Ordinary Shares issued in connection with the Darwin Acquisition.

PLAN OF DISTRIBUTION
We are registering the resale by the Selling Securityholders or their permitted transferees of 18,191,062 shares of our Class A Ordinary Shares.
The Selling Securityholders may offer and sell, from time to time, their respective shares of Class A Ordinary Shares covered by this prospectus. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Securityholders may sell their securities by one or more of, or a combination of, the following methods:
•on Nasdaq, in the over-the-counter market or on any other national securities exchange on which our securities are listed or traded;
•in privately negotiated transactions;
•in underwritten transactions;
•in a block trade in which a broker-dealer will attempt to sell the offered securities as agent but may purchase and resell a portion of the block as principal to facilitate the transaction;
•through purchases by a broker-dealer as principal and resale by the broker-dealer for its account pursuant to this prospectus;
•in ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•through the writing of options (including put or call options), whether the options are listed on an options exchange or otherwise;
•through the distribution for value of the securities by any Selling Securityholder to its partners, members, stockholders or other equity holders;
•in short sales entered into after the effective date of the registration statement of which this prospectus is a part;
•by pledge to secured debts and other obligations;
•to or through underwriters or agents;
•“at the market” or through market makers or into an existing market for the securities; or
•any other method permitted pursuant to applicable law.
The Selling Securityholders may sell the securities at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the securities from time to time will be determined by the Selling Securityholders and, at the time of the determination, may be higher or lower than the market price of our securities on Nasdaq or any other exchange or market.
The Selling Securityholders may also sell our securities short and deliver the securities to close out their short positions or loan or pledge the securities to broker-dealers that in turn may sell the securities. The shares may be sold directly or through broker-dealers acting as principal or agent or pursuant to a distribution by one or more underwriters on a firm commitment or best-efforts basis. The Selling Securityholders may also enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers of other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or from purchasers of the offered securities for whom they may act as agents. In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The Selling Securityholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by the Selling Securityholders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Securityholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities offered in this prospectus by the Selling Securityholders. The anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market and to the activities of the Selling Securityholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the securities under this prospectus, the Selling Securityholders may sell the securities in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act.
In connection with the closing, Pagaya entered into that certain Darwin Registration Rights Agreement pursuant to which Pagaya agreed to use its commercially reasonable efforts to submit or file with the SEC a registration statement covering the resale of the Class A Ordinary Shares issued to the Selling Securityholders, and use its commercially reasonable efforts to have such registration statement declared effective as soon as is reasonably practicable after the filing thereof. Pursuant to the Darwin Registration Rights Agreement, we have agreed to pay all expenses of the registration of the Shares, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for Pagaya; provided, however, that a Selling Securityholder will pay any sales or brokerage commissions and any costs or expenses of such Selling Securityholder, including counsel. We have agreed to indemnify the Selling Securityholders against certain liabilities under the Securities Act in accordance with the Darwin Registration Rights Agreement, or the Selling Securityholders will be entitled to contribution. We may be indemnified by the Selling Securityholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Securityholder specifically for use in this prospectus, in accordance with the Darwin Registration Rights Agreement, or we may be entitled to contribution.
Certain securities that are owned by the Selling Securityholders are subject to the lock-up provisions in the Darwin Registration Rights Agreement, which provide for certain restrictions on transfer until the termination of applicable lock-up periods, pursuant to which (i) expired on February 15, 2023, with respect to 50% of the Class A Ordinary Shares held by each Selling Securityholder, and (ii) will expire on November 15, 2023, with respect to the remaining 50%. See the Darwin Registration Rights Agreement, which is incorporated herein by reference from Exhibit 4.5 of the registration statement of which this prospectus forms a part.
EXPENSES RELATED TO THE OFFERING
The following table sets forth all expenses to be paid by us in connection with the issuance and distribution of Class A Ordinary Shares being registered by this registration statement. All amounts shown are estimates except for the SEC registration fee.
We will bear all costs, expenses and fees in connection with the registration of the securities. Selling Securityholders, however, will bear all brokers and underwriting commissions and discounts, if any, attributable to their sale of the securities.

Amount
SEC registration fee	$2,024.71
Accounting fees and expenses	*
Legal fees and expenses	*
Financial printing and miscellaneous expenses	*
Total	*
__________________
*Estimated not presently known

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of U.S. federal income tax considerations of the ownership and disposition of our Class A Ordinary Shares. This discussion is based on the Code, the regulations promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code (“Treasury Regulations”), published positions of the IRS, court decisions and other applicable authorities, all as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion applies only to Class A Ordinary Shares that are held as capital assets within the meaning of the Code (generally, property held for investment). The following does not purport to be a complete analysis of all potential U.S. federal income tax effects arising in connection with the ownership and disposition of Class A Ordinary Shares. Pagaya has not sought and will not seek any rulings from the IRS regarding any matter discussed herein. There can be no assurance that the IRS will not assert, or that a court will not sustain, a position contrary to any of those set forth below.
This discussion does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:
•our officers or directors;
•banks, insurance companies, and other financial institutions;
•tax-exempt entities or governmental organizations;
•tax-qualified retirement plans;
•regulated investment companies and real estate investment trusts;
•brokers, dealers, or traders in securities that elect to use a mark-to-market method of accounting;
•persons that elect to mark their securities to market;
•certain expatriates and former citizens or residents of the United States;
•persons that have a functional currency other than the U.S. dollar;
•persons holding Class A Ordinary Shares as part of a hedging, integrated, straddle, conversion or constructive sale transaction for U.S. federal income tax purposes;
•persons subject to special tax accounting rules as a result of any item of gross income with respect to Class A Ordinary Shares being taken into account in an applicable financial statement;
•persons that actually or constructively own 5% or more of our shares by vote or value; and
•persons that acquired Class A Ordinary Shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services.
This discussion does not address the estate or gift taxes or the alternative minimum tax, or any state, local or non-U.S. tax considerations or any tax considerations other than U.S. federal income tax considerations.
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of Class A Ordinary Shares that is, for U.S. federal income tax purposes:
•an individual who is a citizen or resident of the United States;
•a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•a trust if (i) a court within the U.S. is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions, or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.
If a partnership (including any entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes) holds Class A Ordinary Shares, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership and certain determinations made at the owner or participant level. Accordingly, partners and partnerships considering an investment in Class A Ordinary Shares should consult their tax advisors regarding the U.S. federal income tax considerations to them of an investment in Class A Ordinary Shares.
THE U.S. FEDERAL INCOME TAX TREATMENT OF THE OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.
Taxation of dividends and other distributions on Class A Ordinary Shares
Distributions of cash or other property to a U.S. Holder with respect to such U.S. Holder’s Class A Ordinary Shares will generally be treated as dividends for U.S. federal income tax purposes to the extent paid out of Pagaya’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Ordinary Shares. Because Pagaya does not intend to determine its earnings and profits under U.S. federal income tax principles, distributions made by Pagaya will generally be reported as dividends. In the case of corporate U.S. Holders, such dividends will generally be subject to tax at regular U.S. graduated income tax rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.
In the case of non-corporate U.S. Holders, such dividends will generally be subject to tax at preferential long-term capital gains rates only if (i) Class A Ordinary Shares are readily tradable on an established securities market in the United States or (ii) Pagaya is eligible for the benefits of the income tax treaty between the United States and Israel (the “Treaty”), in each case, provided that Pagaya is not treated as a PFIC at the time the dividend was paid or in the previous year and certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to Class A Ordinary Shares.
Subject to certain exceptions, dividends on Class A Ordinary Shares will generally be treated as non-U.S. source income and will generally constitute “passive category” income for U.S. foreign tax credit limitation purposes. As described under “Certain Material Israeli Tax Considerations,” a U.S. Holder may be subject to Israeli withholding taxes on such dividends. Subject to certain conditions and limitations, a Treaty-eligible U.S. Holder may be eligible to claim a foreign tax credit in respect of any Israeli income taxes paid or withheld with respect to dividends on Class A Ordinary Shares to the extent such taxes are nonrefundable under the Treaty. Recently issued Treasury Regulations, which apply to foreign taxes paid or accrued in taxable years beginning on or after December 28, 2021, may in some circumstances prohibit a U.S. person from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. Instead of claiming a credit for non-U.S. taxes, a U.S. Holder may elect to deduct such taxes in computing its taxable income for U.S. federal income tax purposes, provided that the U.S. Holder does not elect to claim a foreign tax credit for any non-U.S. income taxes paid or accrued for the relevant taxable year. The rules governing foreign tax credits and the deductibility of foreign taxes are complex. All U.S. Holders, whether or not they are Treaty-eligible, should consult their tax advisors regarding the availability of foreign tax credits and the deductibility of foreign taxes in light of their particular circumstances.

Disposition of Class A Ordinary Shares
Upon a sale, exchange, or other taxable disposition of Class A Ordinary Shares, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its Class A Ordinary Shares sold or exchanged in such disposition.
Any gain or loss recognized by a U.S. Holder on the disposition of Class A Ordinary Shares will generally be capital gain or loss and will generally be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder’s holding period in its Class A Ordinary Shares exceeds one year. Long-term capital gains of individuals and certain other non-corporate U.S. Holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.
Any gain or loss realized by a U.S. Holder on the disposition of Class A Ordinary Shares will generally be treated as U.S. source gain or loss for U.S. foreign tax credit purposes. As a consequence, Israeli taxes (including withholding taxes), if any, imposed on any such gain may not be creditable against the U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit limitations of the Code. U.S. Holders that are eligible for the benefits of the Treaty may apply the Treaty to treat such gain as Israeli source, however. Notwithstanding this, pursuant to recently issued Treasury Regulations, it is possible that Treaty-eligible U.S. Holders that do not apply the Treaty and U.S. Holders that are not eligible for benefits under the Treaty may not be able to claim a foreign tax credit for any Israeli taxes imposed on a disposition of Class A Ordinary Shares. The rules regarding foreign tax credits and the deductibility of foreign taxes are complex. All U.S. Holders, whether or not they are Treaty-eligible, should consult their tax advisors regarding the availability of foreign tax credits and the deductibility of foreign taxes in light of their particular circumstances.
Passive foreign investment company considerations
Definition of a PFIC
A non-U.S. corporation will generally be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year is passive income (the “income test”) or (ii) at least 50% of its assets in a taxable year (generally determined based on fair market value and averaged quarterly over the year) produce or are held for the production of passive income (the “asset test”). For this purpose, a corporation is generally treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other corporation in which it owns, directly or indirectly, at least 25% (by value) of the stock. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. For purposes of these rules, interest income earned by a corporation is considered to be passive income and cash held by a corporation is considered to be a passive asset.
PFIC status of Pagaya
We do not believe we were a PFIC for our taxable year ended December 31, 2022. However, no assurances regarding our PFIC status can be provided for any past, current or future taxable years. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis and the applicable law is subject to varying interpretation. In particular, the characterization of our assets as active or passive may depend in part on our current and intended future business plans, which are subject to change. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the Internal Revenue Service, or IRS, will agree with our conclusion and that the IRS would not successfully challenge our position. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.
Application of PFIC rules to Class A Ordinary Shares
If (i) Pagaya is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and (ii) the U.S. Holder did not make a timely and effective QEF Election (as defined below) for Pagaya’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A

Ordinary Shares (such taxable year as it relates to each U.S. Holder, the “First PFIC Holding Year”) or a Mark-to-Market Election (as defined below), then such holder will generally be subject to special rules (the “Default PFIC Regime”) with respect to:
•any gain recognized by the U.S. Holder on the sale or other disposition of its Class A Ordinary Shares; and
•any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such Class A Ordinary Shares).
Under the Default PFIC Regime:
•the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for its Class A Ordinary Shares;
•the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which Pagaya is a PFIC, will be subject to tax as ordinary income;
•the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder included in such U.S. Holder’s holding period will be subject to tax at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder included in such U.S. Holder’s holding period.
QEF Election and Mark-to-Market Election
In general, if Pagaya is determined to be a PFIC, a U.S. Holder may avoid the Default PFIC Regime with respect to its Class A Ordinary Shares by making a timely and effective “qualified electing fund” election under Section 1295 of the Code (a “QEF Election”) for such holder’s First PFIC Holding Year. In order to comply with the requirements of a QEF Election with respect to Class A Ordinary Shares, a U.S. Holder must receive certain information from Pagaya. Because Pagaya does not intend to provide such information, however, the QEF Election will not be available to U.S. Holders with respect to Class A Ordinary Shares.
Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election (a “Mark-to-Market Election”) with respect to such shares for such taxable year. A U.S. Holder that makes a valid Mark-to-Market Election for such holder’s First PFIC Holding Year will generally not be subject to the Default PFIC Regime with respect to its Class A Ordinary Shares as long as such shares continue to be treated as marketable shares. Instead, the U.S. Holder will generally include as ordinary income for each year that Pagaya is treated as a PFIC, the excess, if any, of the fair market value of its Class A Ordinary Shares at the end of its taxable year over the adjusted basis in its Class A Ordinary Shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Class A Ordinary Shares over the fair market value of its Class A Ordinary Shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election). The U.S. Holder’s basis in its Class A Ordinary Shares will be adjusted to reflect any such income or loss amounts, and any additional gain recognized on a sale or other taxable disposition of the Class A Ordinary Shares in a taxable year in which Pagaya is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a Mark-to-Market Election for a taxable year after such holder’s First PFIC Holding Year.
The Mark-to-Market Election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq. U.S. Holders should consult their tax advisors regarding the availability and tax considerations relevant to a Mark-to-Market Election with respect to Class A Ordinary Shares in their particular circumstances.
If Pagaya is determined to be a PFIC and, at any time, has a non-U.S. subsidiary that is classified as a PFIC, U.S. Holders will generally be deemed to own a portion of the shares of such lower-tier PFIC, and could incur liability for the deferred tax and interest charge described above if Pagaya receives a distribution from, or disposes of all or part of Pagaya’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A Mark-to-Market Election will generally not be available with respect to such lower-tier PFIC. U.S. Holders should consult their tax advisors regarding the tax considerations relevant to the deemed ownership of lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may be required to file an IRS Form 8621 with such U.S. Holder’s U.S. federal income tax return (whether or not a QEF Election or a Mark-to-Market Election is made) and provide such other information as may be required by the U.S. Treasury Department. The rules governing PFICs and QEF Elections and Mark-to-Market Elections are complex and their application is affected by various factors in addition to those described above. Accordingly, U.S. Holders of Class A Ordinary Shares should consult their tax advisors concerning the application of the PFIC rules to Class A Ordinary Shares in their particular circumstances.
THE PFIC RULES ARE COMPLEX AND THEIR APPLICATION IS AFFECTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE PFIC RULES TO THEM, INCLUDING WITH RESPECT TO WHETHER A QEF ELECTION (OR A QEF ELECTION ALONG WITH A PURGING ELECTION), A MARK-TO-MARKET ELECTION OR ANY OTHER ELECTION IS AVAILABLE AND THE CONSIDERATIONS RELEVANT TO THEM OF ANY SUCH ELECTION, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.

CERTAIN MATERIAL ISRAELI TAX CONSIDERATIONS
The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership and disposition of the Class A Ordinary Shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.
Israeli tax considerations
The following is a brief summary of certain material Israeli income tax laws applicable to Pagaya, and certain Israeli Government programs that may benefit Pagaya. This section also contains a discussion of certain material Israeli tax consequences concerning the ownership and disposition of Class A Ordinary Shares purchased by investors. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel, trusts or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on new tax legislation that has not yet been subject to judicial or administrative interpretation, Pagaya cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is not intended, and should not be construed, as legal or professional tax advice and is not exhaustive of all possible tax considerations. The discussion is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which amendments or changes could affect the tax consequences described below.
SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE ISRAELI OR OTHER TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CLASS A ORDINARY SHARES, INCLUDING, IN PARTICULAR, THE EFFECT OF ANY NON-U.S., STATE OR LOCAL TAXES.
General corporate tax structure in Israel
Israeli companies are generally subject to corporate tax on their taxable income. The corporate tax rate is currently 23%, which has been the rate since 2018. However, the effective tax rate payable by a company that derives income from a Preferred Enterprise or a Technological Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to taxation at the corporate tax rate.
Law for the Encouragement of Industry (Taxes), 5729-1969
The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the “Industry Encouragement Law”, provides several tax benefits for “Industrial Companies.” We believe that we currently qualify as an Industrial Company within the meaning of the Industry Encouragement Law.
The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident company that derives 90% or more of its income in any tax year, other than income from certain government loans, from an “Industrial Enterprise” owned by it and located in Israel or in the “Area,” in accordance with the definition under Section 3A of the ITO. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.
The following are the principal tax benefits available to Industrial Companies:
•amortization of the cost of purchased patents, rights to use a patent, and know-how, which were purchased in good faith and are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing on the year in which such rights were first exercised;
•under limited conditions, an election to file consolidated tax returns with controlled Israeli Industrial Companies; and

•expenses related to a public offering are deductible in equal amounts over three years commencing with the year of the offering.
Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.
Tax benefits and grants for research and development
Israeli tax law allows, under certain conditions, a tax deduction for expenditures related to scientific research and development projects, including capital expenditures, in the year in which they are incurred. Expenditures are deemed related to scientific research and development projects if:
•the expenditures are approved by the relevant Israeli government ministry, which depends on the field of research;
•the research and development must be for the promotion of the company; and
•the research and development is carried out by or on behalf of the company seeking such tax deduction.
The amount of such deductible expenses is reduced by the sum of any funds received through government grants to finance such scientific research and development projects. No deduction under these research and development deduction rules is allowed if the deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the ITO. Expenditures that do not qualify under the conditions above are deductible in equal amounts over three years.
From time to time, we may apply to the IIA for approval to allow a tax deduction for all or most of the research and development expenses during the year incurred. There can be no assurance that such application will be accepted. If we are not able to deduct research and development expenses during the year of the payment, we may be able to deduct research and development expenses in equal amounts over a period of three years commencing with the year of the payment of such expenses.
Law for the Encouragement of Capital Investments, 5719-1959
The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the “Investment Law”, provides certain incentives and tax benefits to eligible companies. Generally, an investment program that is implemented in accordance with the provisions of the Investment Law, which may be classified as an Approved Enterprise, a Beneficiary Enterprise, a Preferred Enterprise, a Special Preferred Enterprise, a Preferred Technological Enterprise, or a Special Preferred Technological Enterprise, is entitled to benefits as discussed below. These benefits may include cash grants from the Israeli government and tax benefits, based upon, among other things, the geographic location in Israel of the facility of the company. In order to qualify for these incentives, Pagaya is required to comply with the requirements of the Investment Law.
The Investment Law was significantly amended effective as of April 1, 2005, as of January 1, 2011 and as of January 1, 2017 (the “2017 Amendment”). The 2017 Amendment introduced new benefits for Technological Enterprises, alongside the existing tax benefits.
New tax benefits under the 2017 Amendment that became effective on January 1, 2017
The 2017 Amendment provides new tax benefits for two types of “Technological Enterprises,” as described below, which are in addition to the previously existing tax benefit programs under the Investment Law.
The 2017 Amendment provides that a Preferred Company satisfying certain conditions will qualify as a “Preferred Technological Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technological Income,” as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technological Enterprise located in Development Zone A. In addition, a Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 12% on capital gains derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the

Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the IIA. It should be noted that the proportion of income that may be considered Preferred Technological Income and enjoy the tax benefits described above is calculated according to a nexus formula, which is based on the proportion of qualifying expenditures on intellectual property compared to overall expenditures.
The 2017 Amendment further provides that a Preferred Company with group consolidated revenues of at least NIS 10 billion will qualify as a “Special Preferred Technological Enterprise,” and will enjoy a reduced corporate tax rate of 6% on “Preferred Technological Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technological Enterprise will enjoy a reduced corporate tax rate of 6% on capital gains derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the IIA. A Special Preferred Technological Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least 10 years, subject to the receipt of certain approvals as specified in the Investment Law.
Dividends paid out of Preferred Technological Income, which are distributed by a Preferred Technological Enterprise or a Special Preferred Technological Enterprise, are generally subject to tax at the rate of 20% or such lower rate as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority (the “ITA”) allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld. If such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more of the Israeli company and other conditions are met, the tax rate will be 4%. Dividends paid out to individuals may be subject to an additional surtax of 3%, as described below. In November 2021, an approval from the ITA was received stating Pagaya is entitled to the tax benefits under the 2017 Amendment, as a Preferred Technological Enterprise, subject to certain approvals and subject to certain limitations on the income eligible for such tax benefits.
Taxation of our shareholders
Capital gains tax on sales of our Class A Ordinary Shares
Israeli law generally imposes a capital gains tax on the sale of any capital assets by Israeli residents, as defined for Israeli tax purposes. Israeli law also generally imposes a capital gains tax on the sale of capital assets located in Israel, including shares in Israeli companies, by both Israeli residents and non-Israeli residents, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The ITO distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s purchase price attributable to an increase in the Israeli consumer price index, or, under certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. Inflationary surplus is currently not subject to tax in Israel. The real gain is the excess of the total capital gain over the inflationary surplus.
Capital gains taxes applicable to Israeli resident shareholders
An Israeli resident corporation that derives capital gains from the sale of shares in an Israeli resident company will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate of 23% (in 2023). An Israeli resident individual will generally be subject to capital gains tax at the rate of 25%. However, if the individual shareholder claims deduction of interest expense and linkage differences in connection with the purchase and holding of such shares or is a “substantial shareholder” at the time of the sale or at any time during the preceding 12-month period, such gain will be taxed at the rate of 30%. A “substantial shareholder” is generally a person who alone, or together with such person’s related party or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights on how to exercise these rights, regardless of the source of such right. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined in Section 2(1) of the ITO are taxed at the marginal tax rates applicable to business income (up to 47% in 2023) plus an additional surtax of 3% as described below. Certain Israeli institutions that are exempt from tax under Section 9(2) or Section 129C(a)(1) of the ITO (such as exempt trust funds and pension funds) may be exempt from capital gains tax from the sale of the shares.
Capital gains taxes applicable to non-Israeli resident shareholders
A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will be exempt from Israeli tax if, among other conditions, the shares were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) alone, or together with such Israeli residents’ related party or another person who collaborates with such Israeli resident on a permanent basis, hold, directly or indirectly, more than 25% of the means of control in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.
Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under the Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “U.S.-Israel Tax Treaty”), the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and who is entitled to claim the benefits afforded to such a resident by the U.S.-Israel Tax Treaty (a “U.S. Resident”) is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such U.S. Resident holds, directly or indirectly, shares representing 10% or more of the company’s voting power during any part of the 12-month period preceding the disposition, subject to certain conditions; or (v) such U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year. In any such case, the sale, exchange or disposition of our Class A Ordinary Shares by the U.S. Resident would be subject to Israeli tax, unless exempt under Israeli domestic law as described above. However, under the U.S.-Israel Tax Treaty, such U.S. Resident should be permitted to claim a credit for such taxes against U.S. federal income tax imposed on any gain from such sale, exchange or disposition, under the circumstances and subject to the limitations specified in the U.S.-Israel Tax Treaty or in the United States federal income tax laws applicable to foreign credits.
In some instances where our shareholders may be liable for Israeli tax on the sale of their Class A Ordinary Shares, the payment of the consideration may be subject to the withholding of Israeli tax at source.
Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale. Specifically, in transactions involving a sale of all of the shares of an Israeli resident company, in the form of a merger or otherwise, the ITA may require shareholders who are not liable for Israeli tax to sign declarations in forms specified by the ITA or to obtain a specific exemption from the ITA to confirm their status as non-Israeli residents, and, in the absence of such declarations or exemptions, may require the purchaser of the shares to withhold taxes at source.
A detailed return, including a computation of the tax due, must be filed and an advance payment must be paid by January 31 and July 31 of each tax year for sales of securities traded on a stock exchange made during the last six months of the preceding year or during the first six months of the current year, respectively. However, if all tax due was withheld at source according to applicable provisions of the ITO and the regulations promulgated thereunder, the return does not need to be filed provided that (i) such income was not generated from business conducted in Israel by the taxpayer, (ii) the taxpayer has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and an advance payment does not need to be made, and (iii) the taxpayer is not obligated to pay surtax (as further explained below). Capital gains are also reportable on an annual income tax return.

Taxation of Israeli shareholders on receipt of dividends
An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends that may be paid on our Class A Ordinary Shares at the rate of 25%. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or at any time during the preceding 12-month period, the applicable tax rate is 30%. Individuals may also be required to pay surtax with respect to dividends received, as further explained below. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not) and 20% if the dividend is distributed from income attributed to a Preferred Enterprise or Technological Enterprise. If the recipient of the dividend is an Israeli resident corporation, such dividend income will be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is subject to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under Section 9(2) or Section 129(C)(a)(1) of the ITO is exempt from tax on dividends.
Taxation of non-Israeli shareholders on receipt of dividends
Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends that may be paid on our Class A Ordinary Shares at the rate of 25%, or 30% if the recipient of the dividends is a “substantial shareholder” at the time of distribution or at any time during the preceding 12-month period, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not). The withholding rates may be reduced if the dividend is distributed from income attributed to a Preferred Enterprise or Technological Enterprise or if a reduced rate is provided under an applicable tax treaty, in each case subject to the receipt in advance of a valid certificate from the ITA allowing for a reduced withholding rate. For example, under the U.S.-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our Class A Ordinary Shares who is a U.S. Resident is 25%. However, the maximum withholding tax rate on dividends (not generated by a Preferred Technological Enterprise) that are paid to a United States corporation holding shares representing 10% or more of our outstanding voting power throughout the tax year in which the dividend is distributed as well as during the previous tax year is generally 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to a Preferred Technological Enterprise are not entitled to such reduction under the U.S.-Israel Tax Treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the conditions related to the outstanding voting rights and the gross income for the previous year (as set forth in the previous sentences) are met. If the dividend is attributable partly to income derived from a Preferred Technological Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.
A foreign resident who had income from a dividend that was accrued from Israeli source, from which the full tax was deducted, will generally be exempt from filing a tax return in Israel, provided that (i) such income was not generated from business conducted in Israel by the foreign resident, (ii) the foreign resident has no other taxable sources of income in Israel with respect to which a tax return is required to be filed and (iii) the foreign resident is not liable to surtax (see below) in accordance with Section 121B of the ITO.
Surtax
Subject to the provisions of any applicable tax treaty, individuals who are subject to tax in Israel (whether or not any such individual is an Israeli resident) are also subject to a surtax at the rate of 3% on annual income (including, but not limited to, dividends, interest and capital gains) exceeding NIS 698,280 for 2023, which amount is linked to the annual change in the Israeli consumer price index.
Estate and Gift Tax
Israeli law presently does not impose estate or gift taxes.

LEGAL MATTERS
The legality of the Class A Ordinary Shares offered by this prospectus and certain other Israeli legal matters will be passed upon for Pagaya by Goldfarb Gross Seligman & Co., Tel-Aviv, Israel.
EXPERTS
The consolidated financial statements of Pagaya Technologies Ltd. and its subsidiaries at December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, appearing in this Prospectus and Registration Statement have been audited by Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
ENFORCEABILITY OF CIVIL LIABILITY
Pagaya is incorporated under the laws of the State of Israel. Service of process upon Pagaya and upon certain of its directors and officers and the Israeli experts named in this prospectus who reside outside the United States may be difficult to obtain within the United States. Furthermore, because a substantial amount of our assets are located outside the United States, any judgment obtained in the U.S. against us or any of our directors and officers may not be collectible within the United States.
Pagaya has irrevocably appointed Pagaya US Holding Company LLC as its agent to receive service of process in any action against Pagaya in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of Pagaya’s agent is 90 Park Ave, New York, NY 10016.
It may be difficult to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.
Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:
•the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;
•the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and
•the judgment is executory in the state in which it was given.
Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:
•the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);
•the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;
•the judgment was obtained by fraud;
•the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;
•the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or
•at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.
If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.
As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our Class A Ordinary Shares. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC (other than those documents or the portions of those documents that are “furnished” unless otherwise specified below):
•our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 filed with the SEC on April 20, 2023;
•the information included under the heading “Reduction in Workforce” in our current report on Form 6-K furnished to the SEC on January 18, 2023;
•our current report on Form 6-K furnished to the SEC on April 20, 2023;
•our current report on Form 6-K furnished to the SEC on May 3, 2023;
•the information included in Exhibit 99.2 and Exhibit 99.3 to our current report on Form 6-K furnished to the SEC on May 16, 2023;
•our current report on Form 6-K furnished to the SEC on May 26, 2023; and

•the description of the Class A Ordinary Shares contained in the registration statement on Form 8-A (File No. 001-41430), filed with the SEC on June 22, 2022, including any amendments or reports filed for the purpose of updating such description.
All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and, to the extent specifically designated therein, reports of foreign private issuer on Form 6-K furnished by the Company to the SEC, in each case, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, as well as prior to the completion or termination of the offering of securities under this prospectus, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing or furnishing of such documents.
Any statement made in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
Notwithstanding the foregoing, no information is incorporated by reference in this prospectus or any prospectus supplement hereto where such information under applicable forms and regulations of the SEC is not deemed to be “filed” under Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, unless the report or filing containing such information indicates that the information therein is to be considered “filed” under the Exchange Act or is to be incorporated by reference in this prospectus or any prospectus supplement hereto. You can obtain free of charge a copy of any documents that are incorporated by reference in this prospectus supplement at no cost, by writing or telephoning us at:
Pagaya Technologies Ltd.
Azrieli Sarona Bldg, 54th Floor
121 Derech Menachem Begin
Tel-Aviv 6701203, Israel
+972 (3) 715 0920
Documents may also be available on our website at https://www.pagaya.com/. Information contained on our website does not constitute part of this prospectus.

UP TO 18,191,062 CLASS A ORDINARY SHARES
PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8. Indemnification of Directors and Officers.
Under the Israeli Companies Law, 5759-1999, a company may not exculpate directors or certain senior officers (collectively, “Office Holders”) from liability for a breach of a duty of loyalty. An Israeli company may exculpate Office Holders in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. The Pagaya A&R Articles include such a provision. The company may not exculpate Office Holders in advance from liability arising out of a prohibited dividend or distribution to shareholders.
Under the Israeli Companies Law, the Israeli Securities Law and the Israeli Economic Competition Law, 5748-1988, a company may indemnify Office Holders in respect of the following liabilities, payments and expenses incurred for acts performed by them as Office Holders, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:
•monetary liability incurred by or imposed on the Office Holder in favor of another person pursuant to a court judgment, including pursuant to a settlement confirmed as judgment or arbitrator’s decision approved by a competent court. However, if an undertaking to indemnify an Office Holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;
•reasonable litigation expenses, including reasonable attorneys’ fees, which were incurred by the Office Holder as a result of an investigation or proceeding filed against the Office Holder by an authority authorized to conduct such investigation or proceeding, provided that such investigation or proceeding was either (i) concluded without the filing of an indictment against such Office Holder and without the imposition on the Office Holder of any monetary obligation in lieu of a criminal proceeding; (ii) concluded without the filing of an indictment against the Office Holder but with the imposition of a monetary obligation on the Office Holder in lieu of criminal proceedings for an offense that does not require proof of criminal intent; or (iii) in connection with a monetary sanction;
•a monetary liability imposed on the Office Holder in an Administrative Proceeding (as defined below) pursuant to Section 52(54)(a)(1)(a) of the Israeli Securities Law, in favor of all the parties injured by the Office Holder’s breach;
•reasonable litigation expenses, including reasonable attorneys’ fees, expended by the Office Holder with respect to an Administrative Proceeding under the Israeli Securities Law;
•reasonable litigation expenses, including reasonable attorneys’ fees, incurred by the Office Holder or which were imposed on the Office Holder by a court (i) in a proceeding instituted against the Office Holder by the company, on its behalf, or by a third-party, (ii) in connection with criminal indictment of which the Office Holder was acquitted, or (iii) in connection with a criminal indictment which the Office Holder was convicted of an offense that does not require proof of criminal intent;
•financial liability imposed on the Office Holder in an Administrative Proceeding, on behalf of all the parties injured by the Office Holder’s breach;
•reasonable litigation expenses, including reasonable attorneys’ fees, incurred by an Office Holder in connection with a proceeding under the Law for Increased Enforcement of Labor Laws, 5772-2011 and the regulations promulgated thereunder, or the Law for Encouragement of Research, Development and Technological Innovation in the Industry, 5744-1984 and all the regulations promulgated under it;

•reasonable litigation expenses, including reasonable attorneys’ fees, incurred by an Office Holder in connection with a proceeding conducted with respect to the Office Holder under the Economic Competition Law; and
•any other obligation or expense in respect of which it is permitted or will be permitted under applicable law to indemnify an Office Holder, including, without limitation, matters referenced in Section 56H(b)(1) of the Israeli Securities Law.
An “Administrative Proceeding” is defined as a proceeding pursuant to chapters H3 (Monetary Sanction by the Israel Securities Authority), H4 (Administrative Enforcement Proceedings of the Administrative Enforcement Committee) or I1 (Arrangement to Conditionally Prevent Proceedings or Suspend Proceedings) of the Israeli Securities Law.
Under the Israeli Companies Law, the Israeli Securities Law and the Economic Competition Law, a company may insure an Office Holder against the following liabilities incurred for acts performed by him or her as an Office Holder if and to the extent provided in the company’s articles of association:
•a breach of the duty of loyalty to the company, provided that the Office Holder acted in good faith and had a reasonable basis to believe that the act would not harm the company;
•a breach of duty of care to the company or to a third-party;
•a monetary liability imposed on the Office Holder in favor of a third-party;
•a monetary liability imposed on the Office Holder in favor of an injured party in certain Administrative Proceedings under the Israeli Securities Law, including reasonable attorneys’ fees and other litigation expenses;
•expenses incurred by the Office Holder in connection with an Administrative Proceeding, including reasonable attorneys’ fees and other litigation expenses; and
•expenses incurred by the Office Holder in proceedings under or in connection with the Economic Competition Law, including reasonable attorneys’ fees and other litigation expenses.
Under the Israeli Companies Law, a company may not indemnify, exculpate or insure an Office Holder against any of the following:
•a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the Office Holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;
•a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the Office Holder;
•an act or omission committed with intent to derive illegal personal benefit; or
•a fine or forfeit levied against the Office Holder.
Under the Israeli Companies Law, exculpation, indemnification and insurance of an Office Holder in a public company must be approved by the compensation committee and the board of directors and, with respect to the CEO, directors or controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, also by the shareholders.
The Pagaya A&R Articles permit us to insure our Office Holders to the fullest extent permitted or to be permitted by law. Our Office Holders are currently covered by a directors’ and officers’ liability insurance policy. As of the date of this registration statement, no claims for directors’ and officers’ liability insurance have been filed under this policy and we are not aware of any pending or threatened litigation or proceeding involving any of our Office Holders in which indemnification is sought.

The Company has entered into agreements with each of our current Office Holders undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions, including, with respect to liabilities resulting from this offering, to the extent that these liabilities are not covered by insurance. This indemnification is limited as follows: the maximum aggregate amount of indemnification that may be paid by the Company to all Office Holders entitled to indemnification, whether in advance or after the event, with respect to all indemnification undertakings by the Company to such Office Holders (including indemnification undertakings to directors and officers of companies held by the Company), if and to the extent that it grants them, based on the grounds specified above, shall not exceed the Maximum Indemnification Amount (defined below).
The term “Maximum Indemnification Amount” shall mean the greater of (i) 25% of shareholders’ equity (as reported in the Company’s last published consolidated financial statements, as of the date of each payment in respect of the indemnification undertakings), (ii) $100 million, (iii) 10% of the total market capitalization of the Company (calculated as the average closing price of the Class A Ordinary Shares over the 30 trading days prior to the date of each payment in respect of the indemnification undertakings multiplied by the total number of issued and outstanding shares of the Company as of the date of each payment), and (iv) in connection with or arising out of a public offering of the Company’s securities, the aggregate amount of proceeds from the sale of, or value exchanged in relation to, such securities by the Company and/or any shareholder in such offering. Such indemnification amounts are in addition to any insurance amounts. However, in the opinion of the SEC, indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and therefore unenforceable. The Pagaya A&R Articles include provisions under which Office Holders are or may be insured, exempted or indemnified against liability, which they may incur in their capacities as such, to the maximum extent permitted by law.

Item 9. Exhibits and Financial Statements.
(a) Exhibits

Exhibit Number	Description

2.1*+
Agreement and Plan of Merger, dated as of September 15, 2021, by and among Pagaya Technologies Ltd., EJF Acquisition Corp. and Rigel Merger Sub Inc. (incorporated by reference to Exhibit 2.1 of Pagaya Technologies Ltd. Registration Statement on Form F-4 filed with the SEC on April 7, 2022)

3.1*	Articles of Association of Pagaya Technologies Ltd., as amended and restated on May 24, 2023 (incorporated by reference to Exhibit 99.1 Current Report on Form 6-K furnished to the SEC on May 26, 2023)
4.1*
Specimen Ordinary Share Certificate of Pagaya Technologies Ltd. (incorporated by reference to Exhibit 4.5 of Pagaya Technologies Ltd. Amendment No. 1 to Registration Statement on Form F-4 filed with the SEC on May 9, 2022)

4.2*
Specimen Warrant Certificate of Pagaya Technologies Ltd. (incorporated by reference to Exhibit 4.6 of Pagaya Technologies Ltd. Amendment No. 1 to Registration Statement on Form F-4 filed with the SEC on May 9, 2022)

4.3*
Warrant Agreement, by and among, dated as of February 24, 2021, between Continental Stock Transfer & Trust Company and EJF Acquisition Corp. (incorporated by reference to Exhibit 4.1 of EJF Acquisition Corp. Current Report on Form 8-K filed with the SEC on February 24, 2021)

4.4*	Form of Registration Rights Agreement (incorporated by reference to Exhibit 4.9 of Pagaya Technologies Ltd. Registration Statement on Form F-4 filed with the SEC on April 7, 2022)
4.5*
Form of Registration Rights Agreement, dated as of January 5, 2023, by and among Pagaya Technologies Ltd. and the Shareholders of Darwin Homes, Inc. (incorporated by reference to Exhibit 4.16 of Pagaya Technologies Ltd. Annual Report on Form 20-F filed with the SEC on April 20, 2023)

4.6*
Registration Rights Agreement by and between the Registrant and B. Riley Principal Capital II, LLC, dated August 17, 2022 (incorporated by reference to Exhibit 10.2 to Current Report on Form 6-K furnished to the SEC on August 17, 2022)

5.1*
Opinion of Goldfarb Gross Seligman & Co. as to the validity of Class A Ordinary Shares to be issued (incorporated by reference to Exhibit 5.1 of Pagaya’s Registration Statement on Form F-1 filed with the SEC on April 20, 2023)

23.1*	Consent of Goldfarb Gross Seligman & Co. (included in Exhibit 5.1)
23.2	Consent of Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, independent registered accounting firm for Pagaya Technologies Ltd.
24.1*	Power of attorney
107*	Filing Fee Table (incorporated by reference to Exhibit 107 of Pagaya’s Registration Statement on Form F-1 filed with the SEC on April 20, 2023)
__________________
*Previously filed.
+Schedules and certain portions of the exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.
(b) Financial Statement Schedules
All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the accompanying notes. The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 10. Undertakings.
The undersigned registrant hereby undertakes:
1.To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
2.That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
3.To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
4.To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3;
5.That, for the purpose of determining liability under the Securities Act to any purchaser
a.each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;
b.Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
6.That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
a.any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
b.any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
c.the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
d.any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
7.The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel, on July 20, 2023.

PAGAYA TECHNOLOGIES LTD
By:	/s/ Gal Krubiner
Name:	Gal Krubiner
Title:	Chief Executive Officer

By:	/s/ Michael Kurlander
Name:	Michael Kurlander
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE

/s/ Gal Krubiner	Chief Executive Officer and Board Member	July 20, 2023
Gal Krubiner	(Principal Executive Officer)

/s/ Michael Kurlander	Chief Financial Officer	July 20, 2023
Michael Kurlander	(Principal Financial Officer)

/s/ Scott Bower	Chief Accounting Officer	July 20, 2023
Scott Bower	(Principal Accounting Officer)

*	Chairman	July 20, 2023
Avi Zeevi

*	Board Member	July 20, 2023
Amy Pressman

*	Board Member	July 20, 2023
Kevin Stein

*	Board Member	July 20, 2023
Harvey Golub

*	Chief Technology Officer and Board Member	July 20, 2023
Avital Pardo

*	Board Member	July 20, 2023
Dan Petrozzo

*	Board Member	July 20, 2023
Mircea Ungureanu

*	Chief Revenue Officer and Board Member	July 20, 2023
Yahav Yulzari
__________________
*Signed by power of attorney

By:	/s/ Gal Krubiner
Name:	Gal Krubiner
Title:	Attorney-in-fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Pagaya Technologies Ltd. has signed this registration statement on July 20, 2023.

PAGAYA US HOLDING COMPANY LLC
By:	/s/ Gal Krubiner
Name:	Gal Krubiner
Title:	Authorized Person